UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

DISCOVERY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi
Province, People’s Republic of China 710065

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266386

5353 Manhattan Circle, Suite 101, Boulder, Colorado 80303

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to Xe.com as of January 1, 2008, $1 = 7.3046 yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by Discovery Technologies, Inc. (the “Company”) in connection with a transaction in which the Company has acquired all of the issued and outstanding capital stock (the “Green Agriculture Shares”) of Green Agriculture Holding Corporation, a New Jersey corporation (“Green Agriculture”). Green Agriculture is a holding company that, on August 24, 2007, acquired the right to purchase for $4,000,000 (the “TechTeam Purchase”), 100% of the capital stock of Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Techteam”), and Techteam was therefore converted to a wholly foreign owned entity in the People’s Republic of China (“PRC”), subject to the payment of the full price for the Techteam Purchase.

The Company’s acquisition of the Green Agriculture Shares occurred on December 26, 2007, through a share exchange (the “Share Exchange”) in which the Company issued a controlling number of shares of its common stock, par value $.001 per share (the “Common Stock”) to Green Agriculture’s shareholders in exchange for the Green Agriculture Shares. Immediately prior to the Share Exchange, the Company redeemed 246,148 shares of Common Stock held by Michael Friess and Sanford Schwartz (the “Redemption”) for $550,000 and issued 111,386 new shares of Common Stock to Messrs. Schwartz and Friess, two of our directors, who then appointed Tao Li as the Company’s Director and Chief Executive Officer who proceeded to effect the Share Exchange.

The funds used to consummate the Redemption were provided from the proceeds of a private placement of the Company’s Common Stock to 31 accredited investors (the “Investors”)(the “Private Placement”) that closed on December 26, 2007, in connection with the Share Exchange. The Private Placement resulted in gross proceeds of $20,519,255 from the sale of 6,313,617 shares of Common Stock. For more information, please see Item 1.01 - “Entry into a Material Definitive Agreement,” - Private Placement” and Item 2.01 - “Completion of Acquisition or Disposition of Assets,” through “Certain Relationships and Related Transactions” of this Current Report. Pursuant to the Securities Purchase Agreement among the investors, the Company, Green Agriculture and Techteam, the net proceeds of the Private Placement will principally be used by the Company, Green Agriculture and TechTeam to expand manufacturing and production capacity and facilities, and to provide working capital for TechTeam’s business.

While the acquisition of the Green Agriculture Shares was effective on December 26, 2007, the TechTeam Purchase has not yet been completed. In order to complete the TechTeam Purchase, the Company and Green Agriculture must transmit approximately $4,000,000 (“Purchase Price”) to the accounts of the former TechTeam shareholders and complete additional filings and registrations, including obtaining a new business license and certificate from the PRC State Administration of Foreign Exchange reflecting the payment of the registered capital and investment by Green Agriculture. The former TechTeam shareholders have agreed that they will not retain the Purchase Price and have issued an instruction that the PRC State Administration of Foreign Exchange, Xi’An branch, transmit the Purchase Price, when received, to TechTeam. We anticipate these steps will be completed within 20 calendar days after the date of the closing of the Private Placement.

As a result of the above transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For more information, please see Item 5.06 of this Current Report.

The Company’s current structure is set forth in the diagram below:

Item 1.01. Entry into a Material Definitive Agreement.

The following agreements were entered into in connection with the acquisition of the Business of TechTeam:

The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholders of Green Agriculture Holding Corporation

On December 24, 2007, Discovery Technologies, Inc. (“we,” “us” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) and, on December 26, 2007, consummated a share exchange (the “Share Exchange”) with Green Agriculture Holding Corporation (“Green Agriculture”), Yinshing David To, Paul Hickey and Greg Freihofner, who owned 100% of the outstanding Capital Stock of Green Agriculture, in the aggregate (Yinshing David To, Paul Hickey and Greg Freihofner, together, the “Green Stockholders”). Paul Hickey and Greg Freihofner are registered representatives of Hickey Freihofner Capital, a Division of Brill Securities, Inc., a member of FINRA, MSRB, SIPC, and the Company’s placement agent for the Private Placement.

Under the Share Exchange Agreement, we issued an aggregate of 10,770,668 shares (the “Control Shares”) of our common stock, par value $.001 per share (“Common Stock”) to the Green Stockholders in exchange for 100% of the issued and outstanding shares of Green Agriculture’s capital stock, all of which were owned by the Green Stockholders.

The Control Shares represent 58.81% of our total outstanding Common Stock immediately after the consummation of the Share Exchange and the Private Placement.

As a result of the consummation of the Share Exchange, Green Agriculture now is a wholly-owned subsidiary of the Company.

Earn-In of Shares by Tao Li

Pursuant to an agreement entered into between our Chairman, President and Chief Executive Officer, Tao Li, and Yinshing David To, Mr. Li has the opportunity to acquire up to 6,535,676 shares of our Common Stock (the “Earn In Shares”), from Mr. To, upon the occurrence of the conditions described below.

Condition	Number of Mr. To's Shares which may be acquired
Entry by Mr. Li and TechTeam into a binding employment agreement for a term of not less than five years for Mr. Li to serve as TechTeam's Chief Executive Officer and Chairman of its Board of Directors.	3,267,838
The U.S. Securities and Exchange Commission declaring a registration statement filed by the Company under the Securities Act of 1933 effective, or, investors who purchased Common Stock from the Company pursuant to the Securities Purchase Agreement dated as of December 24, 2007 being able to sell their Common Stock under Rule 144, as then effective under the U.S. Securities Act of 1933, as amended.	1,089,279
TechTeam achieving not less than $7,000,000 in pre tax profits, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the fiscal year ending June 30, 2008.	1,089,279
TechTeam achieving not less than $4,000,000 in pre tax profits, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the six months ended December 31, 2008.	1,089,280

The purposes of the arrangement between Mr. Li and Mr. To are: (i) to incentivize Mr. Li in connection with TechTeam’s business and (ii) to comply with PRC laws and rules which regulate the acquisition of PRC companies by non-PRC entities.

Mr. Li and Mr. To have also entered into a voting trust agreement, pursuant to which Mr. Li has the right to vote the Earn In Shares on all matters.

Private Placement

On December 26, 2007, we consummated with 31 accredited investors (the “Investors”) a securities purchase agreement (the “Securities Purchase Agreement”) for the sale of 6,313,617 shares of our Common Stock for an aggregate gross purchase price of $20,519,255 (the “Private Placement”), as more fully described in Item 2.01 - “Completion of Acquisition or Disposition of Assets,” - “Certain Relationships and Related Transactions” and Item 3.02 - “Unregistered Sales of Equity Securities,” - “Issuance of Common Stock in Private Placement” of this Current Report. These securities were offered and sold in a private placement (the “Private Placement”), without registration under the Securities Act of 1933 (the “Securities Act”), in reliance on an exemption from registration under Regulation D, Section 506, and Section 4(2) of the Securities Act.

In connection with the Securities Purchase Agreement and the Private Placement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) and a lockup agreement (the “Lockup Agreement”).

Among other things, the Securities Purchase Agreement: (i) establishes targets for after tax net income and earnings per share for our fiscal year ending June 30, 2009 at not less than $12,000,000 and $0.609, respectively (the “2009 Targets”); (ii) provides for liquidated damages in the event that PRC governmental policies or actions have a material adverse effect on the transactions contemplated by the Share Exchange Agreement (a “Material Adverse Effect”); and (iii) requires us to hire a new, fully qualified chief financial officer (“CFO”) satisfactory to the Investors. In order to secure our obligation to meet the 2009 profit target and earnings per share target, Mr. To has placed 3,156,808 shares of Common Stock (“2009 Make Good Shares”) into an escrow account pursuant to the terms of the Make Good Escrow Agreement by and among us, Mr. To, the Investors and the escrow agent named therein. In the event we do not achieve either of the 2009 Targets, the 3,156,808 shares of Common Stock will be conveyed to the Investors pro-rata in accordance with their respective investment amount for no additional consideration. In the event that we meet the 2009 Targets, the 3,156,808 shares will be transferred to Mr. Tao Li.

If PRC governmental actions or policies result in a Material Adverse Effect, as defined in the Securities Purchase Agreement, that cannot be reversed or cured to the Investors’ reasonable satisfaction, we will be obligated to pay to the Investors as liquidated damages the entire principal amount of their investment, with interest at 10% per annum.

Post-Closing Matters

Pursuant to the Securities Purchase Agreement, the Registration Rights Agreement and the Lockup Agreement, the Company is also obligated to take certain post-closing actions, including:

(a).
Board of Directors. Within 120 days following the closing, the Company is required to nominate a five-member Board of Directors of the Company, a majority of which shall be independent, as defined under the Nasdaq Marketplace Rules, and to take all actions and obtain all authorizations, consents and approvals as are required to be obtained in order to effect the election of those nominees. As of the date of this Current Report, the Company has three directors among whom there is one independent director. The Company shall appoint an additional two independent directors within 120 days following the closing, see Item 2.01 - “Directors and Executive Officers,” - “Our Directors and Executive Officers” of this Current Report.

(b).
Chief Financial Officer. Within three months following the closing, the Company is required to hire a chief financial officer (“CFO”) who is a certified public accountant, fluent in English and an expert in US GAAP and auditing procedures and compliance for US public companies or who is reasonably approved by the lead investor’s approval.

(c).	Investor Relations Firm. Within thirty days following the closing, the Company is required to hire either of CCG Elite, Hayden Communications, or Integrated Corporate Relations.

For the above three post-closing covenants, the Company has deposited an aggregate of $4,250,000 from the gross proceeds of the Private Placement in the escrow account pursuant to the Holdback Escrow Agreement by and among the Company, the investors and the escrow agent named therein. In the event the Company fails to comply with any of the above convents in a timely fashion, it is to incur liquidated damages of 1% per month of the gross proceeds of the Private Placement, to be subtracted from the holdback escrow fund, until its compliance with such covenants.

(d).
Filing of Registration Statement. Within 45 days of the closing of the Private Placement (the “Filing Date”), the Company is obligated to file a registration statement with the SEC covering and registering for re-sale all of the Common Stock offered and sold in the Private Placement. If a registration statement is not filed by the Filing Date, we will be obligated to pay the Investors liquidated damages equal in amount to one percent (1%) of the principal amount subscribed for by the Investors for each month (or part thereof) after the Filing Date until the registration statement is filed (“Filing Damages”).

If the registration statement is not declared effective by the SEC within 150 days after the closing of the Private Placement (the “Effective Date”), we will be obligated to pay further liquidated damages to the Investors equal in amount to one percent (1%) of the principal amount subscribed for by the Investors for each month (or part thereof) after the Effective Date until the registration statement is effective (“Effectiveness Damages”).

The aggregate of Filing Damages and Effectiveness Damages is subject to a cap of ten percent (10%).

(e).
Lock-Up Agreement. Under the Lockup Agreement, Yinshing David To and Mr. Tao Li, agree not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock until the one year anniversary of the earlier of (i) the effective date of the registration statement resulting not less than seventy-five (75%) of the Investors’ shares and the 2009 Make Good Shares (collectively, the “Registrable Shares”), or (ii) the date on which all of the Registrable Shares can be sold without volume restrictions under Rule 144.

(f).
The Trademarks of TechTeam. Withing eighteen months following the closing, TechTeam shall complete the change of the registered owner from that of the TechTeam’s predecessor to Techteam’s current name, address and other related updates which is required by PRC Trademark Offices. Failing to comply with such covenant will subject the Company to liquidated damages equal to 0.5% of the total investment amount to the Investors.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 26, 2007, we acquired all of the outstanding capital stock of Green Agriculture as described in Item 1.01 under the caption “The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholders of Green Agriculture Holding Corporation.” Green Agriculture is a holding company for TechTeam, which is a wholly foreign-owned enterprise (or “WFOE”) under PRC law, by virtue of its status as a wholly-owned subsidiary of Green Agriculture. As more fully described in Item 1.01 under “The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholders of Green Agriculture Holding Corporation” through Green Agriculture the Company acquired TechTeam, subject to the requirement that Green Agriculture remit the Purchase Price to the former TechTeam shareholders, as explained below.

While the acquisition of the Green Agriculture Shares was effective on December 26, 2007, the TechTeam Purchase has not yet been completed. In order to complete the TechTeam Purchase, the Company and Green Agriculture must transmit approximately $4,000,000 (“Purchase Price”) to the accounts of the former TechTeam shareholders and complete additional filings and registrations, including obtaining a new business license and certificate from the PRC State Administration of Foreign Exchange reflecting the full payment of the registered capital and investment. The former TechTeam shareholders have agreed that they will not retain the Purchase Price and have issued an instruction that the PRC State Administration of Foreign Exchange, Xi’An branch, transmit the Purchase Price, when received, to TechTeam. We anticipate these steps will be completed within 20 calendar days following the closing.

As a result of these transactions, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the following diagram, following our acquisition of Green Agriculture, Green Agriculture is now our direct, wholly-owned subsidiary and TechTeam is a wholly-owned subsidiary of Green Agriculture, upon completion of the TechTeam Purchase.

BUSINESS

Our History

The Company was incorporated under the laws of the state of Kansas in February, 1987. The Company was formed to design manufacture and market video products that transmit pictures over standard voice-grade telephone lines.

In December 1996 the Company ceased operations. The State of Kansas involuntarily dissolved the Company effective December 1996. On December 4, 2006 the State of Kansas reinstated the Company's corporate charter. On June 30, 2006, Craig T. Rogers, the sole remaining director, appointed new directors, Michael Friess, Sanford Schwartz and John Venette and then resigned as an officer and director of the Company. The Board then appointed Michael Friess as President and CEO of the Company and John Venette as Secretary, Treasurer and Chief Financial Officer of the Company. The Company then opted to become a "blank check" company and to further engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On February 15, 2007 the Company held a shareholder meeting to amend the Articles of Incorporation and to increase the authorized common stock of the Company to eight hundred million (800,000,000) shares, to change the par value of its common stock to "no par value" and to elect Michael Friess, Sanford Schwartz and John Venette to serve on the Company's Board of Directors.

On March 15, 2007, the Company issued 15,000,000 shares of its common stock to two individuals (Sanford Schwartz and Michael Friess), for a $10,000 cash payment.

On October 16, 2007, the Company reincorporated in the state of Nevada by merging with a newly formed Nevada corporation. As a result of the merger the outstanding shares of the Company’s common stock was reduced from 18,746,196 shares to approximately 2,082,910 shares.

From December 1996 until December 26, 2007, the Company did not engage in any operations and was dormant.

As set forth in Item 5.03 below, On December 18, 2007, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada whereby it effected a 6.771 for 1 reverse stock of its Common Stock which reduced the authorized shares of Common Stock from 780,000,000 shares to 115,197,165 and the issued and outstanding shares of Common Stock from 2,082,910 shares to 307,627 shares.

On December 26, 2007, the Company acquired Green Agriculture, as discussed in Item 2.01 of this Current Report. Simultaneously with the acquisition of Green Agriculture, the Private Placement described in Item 1.01 “Entry into a Material Definitive Agreement” - “Private Placement” was consummated and the Company used $550,000 of the proceeds of the Private Placement to redeem 246,148 shares of the Company’s Common Stock from Messrs. Schwartz and Friess.

Organizational History of Green Agriculture Holding Corporation

 Green Agriculture was incorporated under the laws of New Jersey on January 27, 2007. Until the consummation of the Share Exchange (see Item 1.01 - “Entry into a Material Definitive Agreement,” - “The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholders of Green Agriculture Holding Corporation” of this Current Report), To, Hickey and Freihofner owned 100% of the outstanding capital stock of Green Agriculture.

Organizational History of TechTeam

Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“TechTeam”) was formed on July 28, 1998, under PRC law under the original name of Yangling Jinong Humic Acid Product Co., Ltd. In October 2006 the name of TechTeam was changed to its current name, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. On August 24, 2007, TechTeam converted from a PRC domestic company status to a wholly foreign owned enterprise (“WFOE”) status by obtaining the approval from Shaanxi Department of Commerce dated August 3, 2007 and the approval of Xi’an Administration for Industry and Commerce dated August 24, 2007. We anticipate that Green Agriculture will complete the purchase of TechTeam’s equity by payment of the Purchase Price on or before January 15, 2008.

   Since its founding, TechTeam has been engaged in the business of developing, producing and distributing humic acid liquid compound fertilizer throughout most of the PRC.

Overview of the Business

Products

TechTeam is engaged in the research, development, production and distribution of humic acid organic liquid compound fertilizer (“HA organic liquid compound fertilizer”). We believe that TechTeam has one of the most advanced automated humic acid production lines in China.

Humic acid is an essential natural, organic ingredient for a balanced, fertile soil. Humic acid is one of the major constituents of organic matter in fertile soil, making a vital contribution to the quality of the soil’s composition. When plant or animal matter decomposes, it naturally turns into a form of humic acid-rich material, such as peat, lignite or weathered coal. In nature, this complex organic element, humic acid, improves soil structure and aeration, nutrient absorption, water retention, increases the soil’s buffering capacity against fluctuations in pH levels, reduces soil crusting problems and erosion from wind and water and radical toxic pollutants. Humic acid promotes the development of root systems, seed germination, overall plant development, health, resistance to stress, and overall appearance. No known synthetic material can match humic acid's effectiveness and versatility.

The pure humic acid used in TechTeam’s fertilizer is distilled and extracted from weathered coal by way of alkaline digestion and acid recrystallization. Benefits of using TechTeam’s products are to stimulate growth, yield, protect plants from drought, disease and temperature damage while improving soil structure and enhancing soil fertility. TechTeam has a multi-tiered line of over 100 products, covering three product categories: Broad Spectrum (general use), Functional (enhances certain characteristics) and Tailored (for very specific crops).

“Green” Certification

All of our fertilizer products are certified by the PRC government as green products for growing Grade AA “Green” foods. Green food certified by the China Green Food Research Center can be divided into 2 groups: grade A (allowed to use certain amount of chemical materials) and Grade AA (containing little or no chemical materials - also know as organic food). The Green food certification came about in response to the overuse of fertilizers and pesticides in China, as well as the use of unsafe fertilizers and pesticides, which led to the sale of products with dangerous and high concentrations of harmful chemicals and several publicized incidents of food-caused illness. In addition to creating a dangerous situation for domestic consumers, it also created problems for China’s food exporters which, in many cases, were barred from exporting to certain countries which have minimum acceptable standards for pesticide and chemical use.

In 1990, the PRC Ministry of Agriculture began to encourage the production of Green foods, which are foods that are safe, free from pollutants and harmful chemicals, and of good quality. In 1992, the PRC Ministry of Agriculture established the China Green Food Research Center with a number of branches charged with inspecting food quality and provincial level centers to monitor local food quality in each province. The China Green Food Research Center is a private, for profit entity. In 1993, the Ministry of Agriculture established regulations on the use of Green food labeling. In 1994, the PRC government issued an "Agenda in the 21st Century", in which there was specific discussion with respect to the development of a Green food industry. In 1996, an identifying trademark for Green foods was registered in the PRC and put into use.

In 1997, the PRC State Council approved the "Plan to Improve Nutrition in Chinese People's Diets," which called for more Green foods to protect people's heath and well being.

Today, with the rapid growth of PRC's economy and per capita income, people have become more health conscious. As a result, there is a growing market demand for Green food products. Fruits and vegetables labeled as Green are generally available in supermarkets throughout the PRC and are typically sold at higher prices.

According to the Journal Of Organic Systems, a scientific journal particular to organic systems published by a group of professors in Australia and New Zealand, China is at the onset of an organic agriculture revolution. From 2000 to 2006, China has moved from 45th to 2nd position in the world in number of hectares under organic management. China now has more land under organic horticulture than any other country. In the year 2005/2006, China added 12% to the world's organic area. This accounted for 63% of the world's annual increase in organic land, and China now has 11% of the world's organically managed land.

According to the People's Daily Online, by 2003, there were 2,047 Green food producers in China which sold approximately 72.3 billion RMB of food to the domestic market and more than US$ 1 billion to the overseas market.

Our products have quickly gained market share and general acceptance due to their high, consistent quality and tailored advantages. We believe that we are one of the top producers and suppliers of HA organic liquid compound fertilizer in the PRC with an annual production capacity of 10,000 metric tons (1 metric ton=1,000kg). We currently produce a total of 106 different organic fertilizer products.

Industry and Principal Markets

We currently market our fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces in the PRC. The leading five provinces by revenue for the fiscal year ended June 30, 2007 were Heilongjiang (9.99%), Guangdong (7.81%), Xinjiang (6.59%), Shandong (5.81%), and Henan (5.80%). Their geographically diverse distribution protects our leading national market position from regional competitors.

We utilize a multi-tiered product strategy pursuant to which we tailor our products to different needs and preferences of the Chinese fertilizer market, which vary greatly across the country. For example, in Southern and Eastern China, farmers are able to grow high margin crops such as fruit and seasonal vegetables where climate and rainfall permits. Therefore, they can gain more return on investment from more expensive, specialized fertilizers. In then Northwest areas, however, farmers’ low profit margin crops prevent them from investing too much in fertilizer and therefore, we market a broader spectrum, low-cost fertilizer in that area.

We produce and sell approximately 10,000 metric tons of organic fertilizer products per year. Our fertilizers are very concentrated liquids which require an application of approximately 120 milliliter (“ml”) per mu, per time with the consideration of the different crops and regions if a farmer has 4 mu of land in China (1 mu = .165 acres).

Our research and development capabilities, described more fully below, allow us to develop products that are tailored to farmers’ specific needs in different regions, different crops, humidity, weather and soil conditions that require special fertilizers. For example, our “Red Medlar” product is specially designed for medlar (a small, brown, apple like fruit, hard and bitter when ripe and eaten only when partly decayed) in the Ningxia Autonomous Region. This product can effectively increase medlar yield and protect it from foliar disease (the most common culprit for decreased yields of medlar) and at the same time increase the quality of the fruit.

China is both the world’s largest manufacturer and consumer of fertilizer. As of 2005, Chinese fertilizer accounted for 33% of the total world output and 35% of the total world consumption (Source: China National Agricultural Means of Production Circulation Association). In the future, we believe a greater emphasis will be put on the development of organic compound fertilizers for the following reasons:

Shrinking Arable land and Exploding Population in the PRC

In 2005, per capita farmland in China was only 940 square meters, which is approximately 40% of the world level (Source: The Ministry of Land and Resource, PRC). It is predicted that by the middle of the 21st century, the Chinese population will reach 1.6 billion (Source: News Office of the State Council, PRC) and assuming that the current decreasing trend of farmland in China continues, arable land has been predicted to decrease by half (Lester R Brown, Who Will Feed China?, World Watch). This implies that by the middle of this century, per capita farmland in China may be only 16% of the world average level. Moreover, it is estimated that by 2030, global warming may further reduce China’s current grain production by 5-10% (Source: State Meteorological Administration). Faced with shrinking arable land resources, an exploding population and global warming effects, we believe that high yielding and environmentally sustainable fertilizers will be crucial to China’s agricultural production.

Environmental Concerns

In 2005, Chinese farmers used approximately 47.66 million metric tons of chemical fertilizers (Source: Chinese Statistic Bureau 2006 Yearbook), or about 400 kg per hectare (1 hectare=10,000m2) of farmland, which is far above the acceptable safe limit of 225 kg per hectare in developed countries (Source: Chinese Environmental Science Research Institution).

After a long period of chemical fertilizer overuse on China’s farmland, accumulated heavy metals have hardened the soil and reduced its fertility. Surface water has, and is being eutrophicated (nutrient-enriched, meaning an increase in chemicals resulting in severe reductions in water quality and in fish and other animal populations). However, balanced Green fertilizers which contain humic acid, by increasing nutrient uptake, not only reduce the amount of traditional chemical fertilizers needed per hectare, but also cleanse the soil of the existing chemical residue and stimulate crop growth, thus further improving the stability of the soil’s ecosystem. Also, today, we believe people are more aware of the need for high-quality Green agricultural products, consequently, non-polluting, residueless Green fertilizer is in growing demand in order to satisfy the market for safe and Green food.

Trend

In 2003, only 25% of the fertilizers used in China’s agricultural industry were organic (Source: Agriculture Technology Promotion Centre). However, agriculture specialists suggest that the optimal ratio of organic versus chemical fertilizer should be around 50% as it is in developed countries (Source: Chinese Chemical & Industrial Technology Research Institute). In 2005, compound fertilizer accounted for 27% of the total fertilizer consumed in China. However, the quality of such fertilizer is generally very low leading to ecosystem degradation (Source: Ministry of Agriculture of the PRC). Organic compound fertilizer comprises a balance of both organic and inorganic substances, thereby combining the speedy effectiveness of chemical fertilizers with the environmental benefits of the organic ones, thus ensuring significant room for its future development in the Chinese agricultural production system.

Principal products and services

Our core product is humic acid (“HA”) organic liquid compound fertilizer. The principal raw material used in this product is weathered coal, which is primarily identified by its well-developed “oxidation rims” along boundaries and fissures of the coal. HA organic liquid compound fertilizer is made when weathered coal has been processed by extraction, filtering and condensation. The resulting material is then chelated (to combine a metal ion with a chemical compound to form a ring) with inorganic nutrient elements (such as nitrogen, phosphorus and potassium) and microelements nutrient (such as cuprum, iron, zinc, manganese, boron, and molybdenum.) by adding active and catalytic agents.

Humic acid exhibits a high cation exchange (a chemical process in which cations of like charge are exchanged equally between a solid and a solution.) capacity which serves to chelate plant nutrient elements and release them as the plant requires. The chelation process holds the nutrients in the soil solution and prevents their leaching and runoff. What is more, humic acids can bind soil toxins along with plant nutrients, thereby strongly stabilizing soils. The regular use of HA organic liquid compound fertilizer enable fertilizer, insecticide, herbicide and water use to be cut by up to a half or more. This mechanism is important to environmental protection, since it prevents contamination of water sources caused by runoff.

Our fertilizers perform the following functions:

1.  Stimulate seed germination and viability, root respiration, formation and growth.

2.  Produce thicker, greener, and healthier foliage.

3.  Produce more, larger, longer lasting, and more beautiful flowers.

4.  Increase significantly the protein, vitamin, and mineral contents of most fruits and vegetables.

5.  Help retain water-soluble inorganic fertilizers in soils releasing them as needed to the growing plants to make soil more fertile and productive.

6.  Increase the water retention of soil to help plants to resist drought.

7.  Reduce fertilizer requirements and increase yields in most crops.

8.  Increase aeration of the soil.

Our 106 products can be divided into three main functional types:

1.  Broad Spectrum Type: Can be applied to all kinds of crops.

2.  Functional Type: Has certain special effects on crops. Examples are growth regulation fertilizer and fertilizer for promoting blooming and fruiting.

3.  Tailored Type: Target specific crops. Examples are specific fertilizers for strawberries and specific fertilizer for gourd vegetables.

Our products are dark brown to black in color, and principally used as a foliar fertilizer (a liquid, water soluble fertilizer applied to a plant’s foliage by a fine spray so that the plant can absorb the nutrients through its leaves), or sprayed directly on soil or injected into the irrigation systems.

Marketing

Our sales staff is trained to knowledgeably work with distributors and customers providing the right product and after-sales support. In addition, the sales staff shares its knowledge base by organizing training courses about agricultural techniques that are offered to the public on a regular basis.

The Chinese fertilizer market is generally a commoditized industry. We use our multi-tiered branding strategy to target different market segments with tailored products. Currently, “JINONG” is our high end product, “ZHIMEIZI,” “LEPUSHI” and: LIBANGNONG” are our middle tier products and “WEIYINONG” is our lower tier product. The JINONG line has a total of 50 products, and accounted for approximately 70% and 62% of our sales revenue and net income, respectively, for the fiscal year ended June 30, 2007.

We have a team of five marketing personnel in our principal office who collect and correlate marketing data from across the 27 provinces. By industry norms, we believe that our product development cycle of 3 to 9 months is relatively short. Due to our comprehensive data gathering network, we are able to assemble nationwide market analyses, ascertain new product needs, estimate demand and customer demographics and develop new products.

Although we utilize television advertisements and mass media, the majority of our marketing efforts are conducted through joint activities with our distributors. Through our distributors, TechTeam has contracted approximately 100 local personnel, who do on-site marketing using pamphlets, brochures and posters at the point of sale outlets and do after sales services. Techteam itself has a staff of 85 marketing personnel. Our staff works with and trains distributors and retail clients through lectures and interactive meetings. Our staff emphasizes the technological components of our products to help end users understand the differences in products available and how to use them. Word-of-mouth advertising and sample trials of new products in new areas are essential. Also, we have has set up nation-wide hotlines to answer customer questions and has constructed an SMS text message platform to have real-time interaction with farmers. We have recently commenced use of this platform which is currently available only in certain areas.

Raw Materials and Suppliers

Among all the three materials that can be utilized to produce humic acid (weathered coal, lignite and peat), we have chosen weathered coal as our principal raw material because it is abundant and relatively cheap (about $50/metric ton). Although there are numerous weathered coal suppliers, our principal supplier is the Lupoling Coal Mine Industry and Trade Company of Jinzhong City located in the Shaanxi Province. We utilize spectral analysis technology to select the raw material with the best quality, and we have specially trained buyers to make sure the quality and consistency of the raw materials are maintained.

In addition to weathered coal, we also utilize up to 60 different components in our production process, all of which can be readily obtained from numerous sources in local markets.

Our products are packaged in bottles, bags and boxes. Each type of packaging material, along with packaging labels, are purchased from 3 to 4 manufacturers. These materials are readily available.

Distribution, Sales Network, Customers

In 1978, the “supply and marketing cooperative” system, a state-owned distribution network from national, provincial level down to township and village level, was replaced by private wholesalers and retailers who became the principal distributors of agricultural materials. In this highly fragmented market, we were able to set up our own sales network by establishing our distribution through strategic relationships with private wholesalers or distributors.

Currently, we sell our products through a carefully constructed network of about 450 regional distributors covering 27 provinces in China. The distributors in turn sell the products to the smaller, local retail outlets who then sell to the end users (typically farmers). We do not grant provincial or regional exclusivity because there is currently no single distributor sufficiently strong enough to warrant exclusivity. We enter into non-exclusive written distribution agreements with chosen distributors who demonstrate their ability in local business experience and sufficient regional sales networks. The distribution agreements do not dictate distribution quantity because changes in local market condition and weather changes can dramatically affect sales quotas.

We have established representative offices and sales outlets in Beijing, Tianjin, Shanghai and Chongqing. These regional offices allow us to more effectively coordinate national sales and marketing teams. In addition, our sales department works closely with distributors in various provinces to promote our products, maintain our profile and to continue to cultivate relationships.

We also manufacture HA organic liquid compound fertilizer for export to foreign countries, including India, Ecuador, Pakistan and Lebanon through contracted distributors. Total revenues from exported products currently account for approximately 1% of TechTeam’s sales revenue. We anticipate that this amount can increase significantly as we have recently contracted with foreign distributors to sell our products.

For the fiscal year ended June 30, 2007, sales through our top 10 distributors accounted for approximately 10% of our annual revenue, with the highest proportion of sales that any one customer represented accounting for approximately 1.32% of sales revenue. As we do not have a significant concentration of customers, we believe that the loss of any one customer would not have any significant effect on our business.

Competition

The Chinese fertilizer industry is highly fragmented. In 2005, there were approximately 1,924 manufacturers, of which approximately 80% were small local, regional manufacturers (Source: Chinese Fertilizer Net). Currently, our competitors are numerous small-sized local manufacturers, 3-4 larger national competitors, and 2-3 international companies.

Small competitors are generally amino acid compound fertilizer producers, who are very price competitive. The smaller companies, however, tend to lack sufficient quality control or process control technologies which lead to inconsistent quality.

Currently, TechTeam is competing with following larger national or regional competitors:

1. Agritech (China) Fertilizer Co., Ltd.

As a wholly-owned Chinese subsidiary of China Agritech Inc, a U.S. listed company (OTCBB:CAGC), Agritech is engaged in the research and development, manufacture, sales and technical support of hi-tech Green agricultural resources with green organic high-effect liquid compound fertilizer as its core product. Its production was approximately 9000 metric tons in 2006.

2. Qiqihaer Fuer Agriculture Co., Ltd, Heilongjiang Province

Established in 1986, Fuer Agriculture Co., Ltd. is engaged in research and development, manufacture and sales of high-tech foliar fertilizers, compound fertilizers, biological pesticide and improved seeds. Its annual production volume is approximately 1,500 metric tons for foliar fertilizers and 10,000 metric tons for compound fertilizers. We are competing with this company principally in the Heilongjiang province.

3. Heze Exploitation Region Caozhou Chamurgy Co., Ltd.

The Heze Exploitation Region Caozhou Chamurgy Co., Ltd. is an agricultural products company. Its principal products include foliar, water flush, compound, organic fertilizer and pesticides. Its products are sold in 30 provinces in China.

4. Guangxi Beihai Penshibao Co., Ltd.

Founded in 1985, Guangxi Beihai Penshibao Co., Ltd. is a wholly foreign owned enterprise engaged in research, production, and promotion of foliar fertilizer. Its total assets in 2004 were $14.4 million, and its total revenue in 2006 was $33.3 million.

In December 2006, the Chinese fertilizer market was fully opened to foreign companies, meaning foreign fertilizer companies could set up manufacturing bases in China and compete directly with domestic companies in the Chinese fertilizer market. According to its WTO commitment, in January 2007, the PRC has increased its fertilizer import quota and reduced the import tariffs on foreign fertilizer to 1%.

Foreign fertilizers are subject to import quotas as follows: carbamide 3.3 million metric tons, phosphor 6.9 million metric tons, and compound fertilizer 3.45 million metric tons. Foreign fertilizer brands are generally more expensive than domestic fertilizer brands, and as a result, as of 2005, only 4.1 million metric tons of fertilizer were imported, out of total consumption of 47.66 million metric tons, or 8.6% (Source: China Customs). Therefore, we do not consider foreign competition to be significant at this time.

Our principal foreign competitors are:

1. Cuikang (Hong Kong) Co., Ltd.

Cuikang (Hong Kong) Co., Ltd. Is the China distributor and manufacturer of plant nutrition products in Southern and Northern China for Yara Phosyn Ltd, which was established in 1967 in Pocklington, England. The company is engaged in research and development, manufacturing, processing and marketing for nutrition products for plants. As global market leader, Yara Phosyn today controls a truly international business with over 90% of sales coming from overseas markets.

2. Beihai Komix activated liquid fertilizer Co., Ltd.

Beihai Komix activated liquid fertilizer company is a wholly foreign owned company authorized to produce and sell Komix liquid fertilizer which is broad spectrum liquid compound type, and a tailored liquid compound type of fertilizer.

Competitive Advantages

We believe that we have the following five competitive advantages:

1. Nation-wide sales network

Under the PRC planned economy before 1978, all agricultural production material was purchased and distributed by a “supply and marketing cooperative” system, which was a network of state-owned distributors from national and provincial level down to the township and village level. However, after reforms, all “supply and marketing cooperatives” became private wholesalers or retailers. In this highly fragmented market, we were able to set up our own distribution channels with private distributors and link them together. We have over 450 distributors nation-wide across 27 provinces which sell its products to retail stores scattered in villages and townships across China.

2. Strong research and development

Our research and development is managed effectively. Typically, it takes only three to nine months from the decision to develop a new product to mass production, which ensures product flow and helps to maintain market share. Our strong research and development department is based at our intelligent greenhouse facilities. The advanced equipment and soil-free techniques in such facilities simulate the natural environment in different areas and control selected factors. As a result, 60%-70% of TechTeam’s experimental work can be done in the greenhouse, thereby speeding up product development cycles, and cutting costs without sacrificing accuracy of results. Moreover, the agricultural products grown in the greenhouse facility are sold to high end supermarkets and airline companies, making our research and development activities a profit center. During the fiscal year ended June 30, 2006, we generated revenue of $2 million from our research and development base and we anticipate that this source of revenue can grow in the future. For more information on our research and development activities, please refer to “Research and Development; Growth Strategy” on page 23 of this Current Report.

3. Well known brand

As a result of TechTeam’s high quality products, strong research and development force, a nation--wide sales network and effective marketing efforts, our Jinong and other four brands are enjoying higher market exposure and bigger market share. TechTeam believes that its customers’ purchasing decisions are often based on strong brand recognition.

4. Automated Production Line and Process

All of our major production procedures are controlled by a centralized computer system with access rights management, and our 47,000 square meter production facility’s production line is fully automated. Our automated systems ensure that content in each product is measured exactly according to its recipe by linking the computer server with the electronic weights on each of the material input bins. In addition, spectral analysis is used to accurately check the composition of materials.

5. After sales services

We have contracted with more than 100 local sales people to do on-site marketing for our products. The sales personnel speak local dialects and are familiar with local farmers’ needs. We have one district manager responsible for all the marketing personnel and services in each region.

Intellectual Property

Xi’an Techteam Science and Technology Industry (Group) Co., Ltd. (the “Group Company”), a company in which Mr. Tao Li has a controlling interest, is the registered owner of the following trademark. The application from the transfer of the registered owner from the Group Company to Techteam was submitted to the PRC Trademark Office on October 15, 2007. During the interim period from the date of the transfer application through the date the transfer is effective, pursuant to a Trademark License Agreement by and between the Group Company and Techteam dated December 19, 2007, Techteam received an irrevocable, royalty free, exclusive license on the trademark.

Jinong (“Farmers’ Helper”)	Registration number: No. 1357523

The following three trademarks are held under the name of Techteam’s predecessor, Yanglin Techteam Jinong Humic Acid Product Co., Ltd. (“Yanglin”). Yanglin and Techteam have applied with the PRC State Trademark Offices for the update of registered owner’s information to reflect Techteam’s company name and address.

Libangnong (“Farmer’s Mighty Helper”)	Registration number: No.1503
Zhimeizi (“Make Plants Grow with Luster”)	Registration number: No. 1504
Lepushi (“Make Farming Pleasant”)	Registration number: No. 1428

Techteam has also applied for two patents: one for a fertilizer formulation and one for our proprietary production line and manufacturing processes.

In addition to trademark and patent protection law in China, we also rely on contractual confidentiality provisions to protect our intellectual property rights and brand. Our research and development personnel and executive officers are subject to confidentiality agreements to keep our proprietary information confidential. In addition, they are subject to a covenant not to compete following the termination of employment with our Company and they agree that any work product belongs to our Company. We also take the further steps of limiting the number of people involved in production and, instead, of making available lists of ingredients in fertilizers to production employees, we refer to them by numbers.

Employees

TechTeam has 123 full-time employees. Of that amount, 27 are in administration, finance and research and development, 11 in production and 85 in marketing and sales.

Research and Development; Growth Strategy

In 2006, we invested approximately $10 million to purchase and construct an advanced intelligent greenhouse to serve as our research and development base. We believe it has quickly become one of the leading green fertilizer research facilities in China. Flowers, fruits and vegetables that are grown for experimental testing of TechTeam’s HA organic liquid compound fertilizers in the greenhouses are of high quality and value and are sold to local supermarkets and airline companies. We sold approximately $2 million of these products during the first two quarters of fiscal 2007 and we believe these sales, which make our research and development facility a profit center, provide us with a significant strategic advantage.

Our research and development center covers approximately 137,000 square meters, and consists of six intelligent greenhouses, made by ACM-China Greenhouse Engineering (Shanghai) Co., Ltd., the China branch of the Spanish manufacturer of greenhouse facilities. In addition, the facility is equipped with an advanced drip irrigation system supplied by Eldar-Shany Technology Co., Ltd. of Israel. We also have water purification equipment supplied by Beijing Nuobaijing Science & Technology Development Co., Ltd., a professional supplier of water purification facilities, which allow us to perform tests with different pH levels of water.

We have six technicians running and overseeing the research and development center. We also cooperate with the Shanghai Academy of Agricultural Science and contract with experts in the humic acid fertilizer industry as technical consultants to provide support for our research and development, quality inspection and staff training.

The Company’s current research and development facilities are separated into two parts. In one part, design and analysis is performed. At the second part, testing is conducted. The locations are about a 60 minute drive apart. We plan to further enhance our research and development capabilities by using part of the capital raised in the Private Placement to construct and equip an improved facility on the same grounds as our greenhouses.

New Product Development Process

Quickly developing new products and reducing the product development cycles are the principal purposes of our research and development facilities. There are eight distinct phases in our product develop cycle:

1.  Market Research: Front line staff continually collects new field data relating to changes in market demand such as new product market size, price sensitivity and competition.

2.  Feasibility Study Report: A team of five staff members correlate the data from across China and compile a written feasibility study report on the basis of the information collected detailing the product, expected market size, pricing, segmentation, competition.

3.  Research and Development Budget: A budget is calculated for the potential revenue and cost of developing the new product.

4.  Research and Development Approval: The budget report is presented for the CEO’s approval.

5.  Laboratory Sample and Test: Samples are made and tested in the laboratory using advanced spectral analysis equipment.

6.  Field Experiments: Field experiments are carried out, usually in the greenhouse.

7.  Trial Sales.

8.  Mass Production.

New Products Developed in 2007

With our strong and advanced research and development, we have developed more than 106 products. In early 2007, six new products were developed:

1.  Guokangmei Green Nutriment Fertilizer: Supplies nutrients to strength and enhance fruit size and sugar content.

2.  Jinong Shizhuang: Balances the nutrients, stimulates the activity of plant enzymes and improves the quality and accelerates the growth of plants.

3.   Libangnong Humic Acid Potassium Fertilizer: Supplies potassium for the plants to improve the quality, and increases the vitamin and sugar content.

4.  Zhimeizi Organic Liquid Compound Fertilizer: Meets the overall needs for nitrogen, phosphor and potassium of plants.

5.  Yichongwang No.1: Used by irrigating to the soil to stimulate seed germination and viability, and root respiration and formation.

6.  Citrus Fertilizer: a tailored fertilizer for citrus, to quickly supply elements to promote blooming and prevent shattering, to enhance orange size and increase sugar and vitamin content.

In addition to developing new humic acid based fertilizer products, we are carrying out some projects to develop derivatives from humic acid; examples are humic acid liquid film mulch and humic acid sodium fodder additives. Also, some soil-less seeding and breeding of colored-leaf plants, rare-flowers and new species of fruits and vegetables are in the research stages.

Manufacturing Process

Our production procedure is scientifically designed and its automated production line and strict quality control system ensures consistent high quality. Our fully-automated production line is run by a central control system and only needs the input of control technicians. The machinery and vats for the line have been supplied by a local medical machinery manufacturer and the automated control systems were developed by us. Our access rights management system ensures that our proprietary ingredient mixes are protected at all times. Also, by linking the computer server with the electronic weights on each of the material input bins, the exact quantity of each element is delivered every time, thus maintaining quality and reducing waste.

The production facility is housed in a 47,000 sq. meter building. This facility contains a total of 21 vats, 9 of which have a volume of 8 metric tons (1,000 kg), 2 with a volume of 12 metric tons, 8 with volume of 2 metric tons and 2 with volume of 1 metric ton. Eleven employees are dedicated to production.

Inventory

Our efficient production methods allow for low inventory levels, which are typically less than one week’s finished stock, with the majority of orders being shipped directly to the client after production. We typically carry an inventory of six months of weathered coal.

Government Regulation

Our products and services are subject to regulation by governmental agencies in the PRC and Shaanxi Province. Business and company registrations, along with the products, are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses. Our licenses include:

Operating license

Our operating license enables us to undertake research and development, production, sales and services of humic acid liquid fertilizer, sales of pesticides, and export and import of products, technology and equipment. The registration No. is 6100001020488, and it is valid between March 7, 2006 and March 6, 2010. Once the term has expired, the license is renewable.

Fertilizer Registration

Fertilizer registration is required for the production of liquid fertilizer and issued by the Ministry of Agriculture of the PRC. The registration numbers are: Agriculture Fertilizer No. 467 (2004) No.1053, (2004) No.1054, (2004) No. 1427, and (2004) No.1428.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Report before deciding to invest in our common stock.

Risks Related to our Business

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued services of our senior management. The loss of the services of one or more of our key personnel could impede implementation of out business plan and result in reduced profitability. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the PRC, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. If we are unsuccessful in our efforts in this regard, it could have an adverse effect on our business, financial condition and results of operations.

Any disruption of the operations in our factories would damage our business.

Our operations could be interrupted by fire, flood, earthquake and other events beyond our control for which we do not carry adequate insurance. Any disruption of the operations in out factories would have a significant negative impact on out ability to manufacture and deliver products, which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

The prices for the raw materials that we use in the manufacture of our fertilizer products are subject to market forces largely beyond our control, including the price of coal, our energy costs, organic chemical feedstock costs, market demand, and freight costs. The prices for these raw materials may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

Adverse weather conditions could reduce demand for our products.

The demand for our organic liquid compound fertilizer products fluctuates significantly with weather conditions, which may delay the application of the fertilizer or render it unnecessary at all. If any natural disasters, such as flood, drought, hail, tornadoes or earthquakes, occur, demand for our products would likely be reduced.

The industry in which we do business is highly competitive and we face competition from numerous fertilizer manufacturers in China and elsewhere.

We compete with numerous local Chinese fertilizer manufacturers. Although we may have greater resources than many of our competitors, most of which are small local fertilizer companies, it is possible that these competitors have better access in certain local markets to customers and prospects, an enhanced ability to customize products to a particular region or locality and established local distribution channels within a small region. Furthermore, China’s access into the World Trade Organization could lead to increased foreign competition for us. International producers and traders import products into China that generally are of higher quality than those produced in the local Chinese market. If we are not successful in our marketing and advertising efforts to increase awareness of our brands, our revenues could decline and it could have a material adverse effect on our business, financial condition and results of operations.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to obtain regulatory or governmental approvals for our products.

The manufacture and sale of our agricultural products in the PRC is regulated by the PRC and the Shaanxi Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. We may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of their products.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or requires our business operations to comply with PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We do not have key man insurance on our Chairman and CEO, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Tao Li, our CEO and Chairman of the Board. The loss of the services of Mr. Li, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Li will continue to be available to us, or that we will be able to find a suitable replacement for him. We do not carry key man life insurance for any key personnel.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. Unlike the U.S. and other countries, product liability claims and lawsuits are extremely rare in the PRC. However, we cannot assure you that we would not face liability in the event of the failure of any of our products. We cannot assure you that, especially as China’s domestic consumer economy and industrial economy continues to expand, product liability exposures and litigation will not become more commonplace in the PRC, or that we will not face product liability exposure or actual liability as we expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for property and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

Risks Related to Doing Business in the PRC.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in China. The PRC government has confirmed that economic development will follow the model of a market economy, such as the United States. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation
•	confiscatory taxation
•	restrictions on currency conversion, imports or sources of supplies
•	expropriation or nationalization of private enterprises.

Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

All of our operations are conducted in the PRC and almost all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The environmental protection industry in the PRC is growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of these and other similar policies can impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

TechTeam is subject to restrictions on paying dividends and making other payments our subsidiary, Green Agriculture; as a result, we might therefore, be unable to pay dividends to you.

We are a holding company incorporated in the State of Nevada and do not have any assets or conduct any business operations other than our investments in our subsidiaries and affiliates, Green Agriculture and TechTeam. As a result of our holding company structure, we rely entirely on dividends payments from TechTeam, our subsidiary in China. PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiary is also required to set aside a portion of its after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if Green Agriculture or TechTeam incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or Green Agriculture are unable to receive all of the revenues from TechTeam’s operations, we may be unable to pay dividends on our common stock.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its policy of tying the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 9% appreciation of the RMB against the U.S. dollar. There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone continuing changes which can create regulatory uncertainties. A failure by our shareholders who are PRC residents to make any required applications and filings pursuant to the SAFE regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China (the “SAFE Notice”), which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. On May 29, 2007, implementation rules were issued under the SAFE Notice, which provide implementation guidance as to, and supplements the procedures contained in, the SAFE Notice.

Moreover, because of uncertainty over how the SAFE Notice will be interpreted and implemented, and how or whether the SAFE Notice and implementation rules will apply it to us or our PRC resident shareholders, we cannot predict how SAFE will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE Notice by us or our PRC resident shareholders. In addition, such PRC residents may not always be able to complete registration procedures required by the SAFE Notice. We also have little control over either our present or prospective shareholders or the outcome of such registration procedures. A failure by our PRC resident shareholders or future PRC resident shareholders to comply with the SAFE Notice, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of our revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and because all of our directors and all our officers reside outside of the United States, it may be difficult for you to use the United States Federal securities laws to enforce your rights against us and our officers and some directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

All of our present officers and directors reside outside of the United States. In addition, our operating subsidiary, TechTeam, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, which includes a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

Risks Related to an Investment in our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

Our majority stockholder, Mr. To, beneficially owns approximately 53.4% of our Common Stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. The interests of Mr. To may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our Common Stock which can in turn affect the market price of our Common Stock.

We are unlikely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Market for Our Common Stock - Dividends.”

There is currently a limited trading market for our Common Stock.

Our Common Stock was added to the OTC Bulletin Board (the “OTC-BB”) daily list on August 28, 2007. Since that time there has been only sporadic trading in shares of our Common Stock.

There is no established trading market for our Common Stock and our Common Stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market) other than the OTC-BB. You may not be able to sell your shares due to the absence of a trading market.

Our Common Stock may be also subject to the "penny stock" rules to the extent that the price drops below $5.00 per share, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares. For more information, please see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - "Market for Our Common Stock,” - “Penny Stock Regulations" of this Current Report.

Our Common Stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

A large number of shares will be eligible for future sale and may depress our stock price.

Following the registration for resale of the shares of our Common Stock we issued in the Private Placement, we could have up to 8,000,000 shares that are freely tradable.

Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through the sale of our equity securities.

We are responsible for the indemnification of our officers and directors.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. Consequently, we may be required to expend substantial funds to satisfy these indemnity obligations.

PROPERTIES

Principal Office and Manufacturing Facilities

Our principal executive offices are located at 3rd floor, Borough A, Block A. No. 181, South Taibai Road, Xi’an, Shaanxi province, PRC, 710065, and the telephone number is 011-86-29-88266386. The office space is approximately 800 square meters in area.

We also own a factory in Yang Ling Agriculture High-tech Demonstration Zone, situated in No. 6 Guhua 5 Road, Yangling Xi’an, Shaanxi province, PRC, 712100. The factory occupies an aggregate of approximately 47,081 square meters of land and contains our production lines, office buildings, warehouses and research laboratories.

TechTeam’s wholly owned subsidiary, Xi’an Jintai Agriculture Technology Development Company, is located in Caotan Modern Agriculture Development Zone in the northern suburb area of Xi’an. The Company has nine intelligent greenhouses and six affiliated buildings, occupying a total area of approximately137,000 square meters.

There is no private ownership of land in China. All land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. We own the land use rights for the land on which our manufacturing facility is situated, which have a term of 50 years from 2001. We lease the 137,000 square meters of land used for our research and development facility from Xi’an Jinong Hi-tech Agriculture Demonstration Zone for 10 years with an annual rent of approximately $13,690.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report.

Overview

We research, develop, manufacture and distribute humic acid based liquid compound fertilizer in 27 provinces in China. Humic acid is an essential natural, organic ingredient for a balanced, fertile soil, and it is one of the major constituents of organic matter. China is both the world’s largest manufacturer and consumer of fertilizer. As of 2005, the Chinese fertilizer market accounted for 33% of the total world output and 35% of the total world consumption. We estimate that by the middle of this century, per capita farmland in China will be only 16% of world average levels.

In 2005, compound fertilizer accounted for 27% of the total fertilizer consumed in China; however the quality is generally very low leading to ecosystem degradation. (Source: Ministry of Agriculture of the PRC). Organic compound fertilizer comprises a balance of both organic and inorganic substances, thereby combining the speedy effectiveness of chemical fertilizers with the environmental benefits of the organic ones, hence ensuring vast room for its future development in the Chinese agricultural production system.

Our multi-tiered product strategy allows us to tailor our products to different needs and preferences of the Chinese fertilizer market, which varies greatly across the country. For example, in Southern and Eastern China, farmers are able to grow high margin crops such as fruit and seasonal vegetables where climate and rainfall permits, hence they can gain more return on investment from more expensive, specialized fertilizers whereas in Northwest areas, farmers’ low profit margin crops prevent farmers from investing too much on fertilizer thereby necessitating a more broad spectrum, low cost fertilizer.

Roughly 20 million farmers are using our products. We produce and sell 10,000 metric tons per year, with average per mu usage of 120 ml per year, per time (the liquid fertilizer is in very concentrated form, and is mixed with water).

We conduct our research and development activities through our wholly owned subsidiary, Xi’an Jintai Agriculture Technology Development Company through which we also sell high quality fruits and vegetables which are grown in our research greenhouses to airlines, hotels and restaurants. The Company owns its 137,000 square meter research and development facility. Our research and development capabilities allow us to develop products that are tailored to farmers’ specific needs in different regions, different crops, humidity, weather and soil conditions that require special fertilizers.

We have developed more than 100 different fertilizer products. The leading five provinces by revenue are Heilongjiang, Guangdong, Xinjiang, Shandong, and Henan.

Recent Development

On December 26, 2007, we completed our Private Placement of 6,313,617 shares of our common stock for $20,519,255 in gross proceeds. We intend to use the proceeds of the Private Placement to buy capital equipment and expand our production and facilities.

THREE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 2006.

Results of Operations:

The following table shows our operating results for the three months ended September 30, 2007 and September 30, 2006.

	Three Months ended September 30, 2007	Three Months ended September 30, 2006
Sales Revenue	$7,191,021	$4,791,313
Cost of goods sold	$2,773,762	$1,781,291
Gross profit	$4,417,259	$3,010,022
Selling, General and Administrative Expenses	$302,323	$428,806
Operating Income	$4,114,937	$2,581,216
Other Net Income (expense)	($83,165)	($90,162)
Income Before Income Taxes	$4,031,772	$2,491,055
Provision for Income Taxes	-	$199,880
Foreign currency translation gain (loss)	$174,461	$35,266
Net Income	$4,206,233	$2,326,441

Sales revenue for the three months ended September 30, 2007 was $7,191,021, an increase of $2,399,708, or 50.1%, compared with the corresponding period in 2006. This increase was the result of an increase in sales volume due to expansion of our sales network, the launch of new products and the addition of our newly acquired greenhouse facility which contributed $1,602,264 of sales over the same period.

Cost of goods sold for the three months ended September 30, 2007 was $2,773,762, an increase of $992,471, or 55.7%, compared with the corresponding period in 2006. The increase in cost of goods sold was primarily due to the increase in our sales volume. The incremental increase in cost of goods sold was due to an increase in the price of packaging materials for this period. We intend to use a portion of the proceeds from the Private Placement to produce packaging materials internally. We believe that in-house production of packaging materials will result in lowering cost of goods sold, assuming that all other costs remain the same.

Gross profit for the three months ended September 30, 2007 was $4,417,259, an increase of $1,407,237, or 46.7%, compared with the corresponding period in 2006. The increase in our gross profit was due to the increase in our sales revenue.

Selling, general and administrative expenses for the three months ended September 30, 2007 was $302,323, a decrease of $126,483 or 29.5% compared with the corresponding period in 2006. The decrease in selling, general and administrative expenses was due to the shift of part of the advertising, product promotion and logistic costs from us to our distributors.

Comprehensive income for the three months ended September 30, 2007 was $4,206,233, an increase of $1,879,792, or 80.8%, compared with the corresponding period in 2006. This increase was the result of an increase in sales revenue due to expansion of our sales network, the launch of new products, a contribution of $983,624 of net income from our newly acquired greenhouse facility and a decrease in our expenses. The increase in net income was also due to an exemption from tax for 2007 according to the Preferential Tax for Foreign Invested Enterprises, resulting in a relative gain of $322,542 and a foreign currency translation relative gain of $139,195. If these two factors are deducted from net income the resulting increase would be 61% instead of 80.8%.

Liquidity and Capital Resources

We have historically financed our operations and capital expenditures principally through bank loans, and cash provided by operations. We are using the net proceeds of the Private Placement, approximately $13.7 million, to finance the purchase of capital equipment and an expansion of our facilities and production. We believe that our existing cash, cash equivalents and cash flows from operations and from the Private Placement will be sufficient to meet our presently anticipated future cash needs for at least the next 12 months. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. There can be no assurance that such additional investment will be available to us, or if available, that it will be available on terms acceptable to us.

LOANS

As of September 30, 2007, our loans payable were as follows:

Short term loans payable:
Xian City Commercial Branch	$2,001,923
Xian Agriculture Credit Union	507,153
Agriculture Bank	1,801,729
Total	$4,310,805

As of September 30, 2007, we had a loan payable of $2,001,923 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is secured by land use rights and buildings owned by us.

As of September 30, 2007, we had a loan payable of $507,153 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan has been extended to September 16, 2008 with an annual interest rate of 9.828%. The loan is guaranteed by a former shareholder. Our former shareholder paid interest expenses of $12,393 and $10,991 as of September 30, 2007 and 2006 for this loan. We recorded the interest expense paid by the former shareholder as contributed capital.

As of September 30, 2007, we had a loan payable of $1,801,729 to the Agricultural Bank in China, with an annual interest rate of 7.488%, and due on March 27, 2008. The loan is guaranteed by a former shareholder.

Interest expense was $92,569 and $91,369 for three months ended September 30, 2007 and 2006, respectively.

Cash and cash equivalents

For statement of cash flows purposes, we consider all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2007, cash and cash equivalents amounted to $107,400.

Accounts receivable

Our policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2007, we had accounts receivable of $6,046,270, net of allowance for doubtful accounts of $ 222,276. This is an increase of 126% compared to the same period in 2006. This increase resulted form the following factors: (i) sales increased by approximately 50%, the Chinese central government implemented policies to support agriculture and farmers and encourage the use of “green” products and (iii) China experienced unusually inclement weather in 2007 which resulted in an increase in demand for fertilizer products to increase yields. We believe that these factors present the opportunity to encourage farmers to use our products and we therefore, decided to implement two types of payment terms. For the first, we require 50% payment in advance, and 50% payment after delivery. For the second, we require one payment collected after the autumn harvest from October to December. Distributors are required to guarantee payments.

Inventories

Inventories consist of the following as of September 30, 2007:

Supplies, packing and raw materials	$244,039
Finished goods	1,710,152
Totals	$1,954,191

Tax payables

Tax payables consist of the following as of September 30, 2007

VAT payable	$2,547,065
Income tax payable	308,657
Other levies	221,235
Total	$3,076,957

Property, plant and equipment

Property, plant and equipment consist of the following as of September 30, 2007

Building and improvements	$7,338,102
Vehicle	21,728
Machinery and equipments	5,247,490
Totals	12,607,320
Less: accumulated depreciation	(873,090)
$11,734,230

Depreciation expenses for the three months ended September 30, 2006 and 2007 were $31,304 and $208,898, respectively.

THE FISCAL YEAR ENDED JUNE 30, 2007 COMPARED WITH THE FISCAL YEAR ENDED JUNE 30, 2006

Results of Operations:

The following table shows the operating results of TechTeam for the fiscal years ended June 30, 2007 and June 30, 2006.

	Fiscal Year ended June 30, 2007	Fiscal Year ended June 30, 2006
Sales Revenue	$15,184,343	$7,888,763
Cost of goods sold	6,556,524	3,515.022
Gross profit	8,627,820	4,373,741
Selling, General and Administrative Expenses	1,011,686	1,464,466
Operating Income	7,616,133	2,909,275
Other Net Income (expense)	(402,379)	(187,075)
Income Before Income Taxes	7,213,754	2,722,200
Provision for Income Taxes	(295,012)	-
Foreign currency translation gain (loss)	261,432	(17,669)
Net Income	$7,180,173	$2,704,531
Sales revenue for fiscal 2007 was $15,184,343, an increase of $7,295,580 which represents a 92.5% increase compared with fiscal 2006. The reason for the increase was the increase of sales volume due to the expansion of our sales network the launch of new products and a contribution of $1,853,717 in revenue from our newly acquired greenhouse facility.

Cost of goods sold for fiscal 2007 was $6,556,524 an increase of $3,041,502 which represents an increase of 86.5% compared with 2006. The increase in the cost of goods was due to increase in sales volume.

Gross profit for fiscal 2007 was $8,627,820, an increase of $4,254,079 which represents an increase of 97.3% compared with fiscal 2006. The increase in gross profit was due to increase in sales revenue.

Our Selling, General and Administrative expenses for fiscal 2007 were $1,011,686, a decrease of $452, 780, which represents a decrease of 30.9%, compared with fiscal 2006. The reason for this was due to decrease in research and development expense. There was previously a concentration of expenditures for outsourced research and development in the years of 2003 to 2005. In the fiscal year ending June 30, 2007, our greenhouse facility was acquired hence reducing research and development expenses that were outsourced.

The other expenses for fiscal 2007 and 2006 were $402,379 and $187,075 respectively. The 115% increase was due to increased interest expense and inventory count loss due to returns of goods damaged in transit, primarily damaged packaging. We believe this inventory count loss is a controllable non-recurring expense.

Net income for fiscal 2007 was $7,180,173, an increase of $4,475,642 which represents an increase of 165.5% compared with fiscal 2006. The reason for this was an increase in sales revenue, a contribution of $682,905 in net income from our newly acquired greenhouse facility and decrease in expenses.

Operating Activities

Net cash provided by operating activities for fiscal 2007 was $8,783,528, compared to $2,349,077 provided by operating activities for fiscal 2006. The increase in net cash provided by operating activities was due to an increase in our sales revenue.

Investing Activities

Net cash used in investing activities for fiscal 2007 was $9,768,909 compared to $32,975 used in investing activities for fiscal 2006. The cash was spent on the acquisition of our research and development and greenhouse facilities. This research and development is essential to our production of over 100 types of special purpose fertilizers. Because the resulting vegetables and plants cultivated for research purposes are sold, our greenhouse research and development facility is a profit center.

Financing Activities

Net cash provided by financing activities for fiscal 2007 was $1,018,301 compared with net cash used by financing activities for fiscal 2006 of ($2,294,907). The cash inflow was due to short term borrowing from related parties to make up a shortfall in working capital resulting from the purchase of the greenhouse buildings. This borrowing was paid off entirely in September 2007.

Loans

As of June 30, 2007, the loan payables are as followed:
Short term loans payable:
Xian City Commercial Branch	$1,970,580
Xian Agriculture Credit Union	499,214
Agriculture Bank	1,773,522
Total	$4,243,316

As of June 30, 2007, we had a loan payable of $1,970,580 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is secured by our land use rights and buildings.

As of June 30, 2007, we had a loan payable of $499,214 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan is guaranteed by a former shareholder. Our former shareholder paid interest expenses of $45,439 and $27,737 as of June 30, 2007, and 2006 for this loan. We recorded the interest expenses paid by the shareholder as contributed capital.

As of June 30, 2007, we had a loan payable of $1,773,522 to the Agricultural Bank in China, with an annual interest rate of 7.488%, and due on March 27th, 2008. The loan is guaranteed by our former shareholder.

The interest expense was $361,254 and $229,115 for the years ended June 30, 2007 and 2006.

Accounts receivable

As of June 30, 2007, we had accounts receivable of $1,885,351, net of allowance of $218,796. The accounts receivable as of June 30, 2007 includes a receivable from a related party amounting $43,363.

INVENTORIES

Inventories consist of the following as of June, 2007:
Supplies, packing and raw materials	$153,498
Finished goods	1,620,303
Totals	$1,773,802

The supplies, packing and raw materials of the company consists of supplies, packing and chemicals in the amount of $148,467 and supplies, packing and seeds for in the amount of $5,031 as of June 30, 2007. The finished goods consist of flowers and vegetables.

TAX PAYABLES

Tax payables consist of the following as of June 30, 2007:
VAT payable	$1,824,259
Income tax payable	302,907
Other levies	149,554
Total	$2,276,720

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of June 30, 2007:

Building and improvements	$7,223,219
Vehicle	21,387
Machinery and equipments	5,165,338
Construction in progress	42,707
Total property, plant and equipment	12,452,651
Less: accumulated depreciation	(652,013)
Net property plant and equipment	$11,800,638

Depreciation expenses for the years ended June 30, 2007 and 2006 were $372,862 and $149,092, respectively.

Foreign currency translation

The reporting currency of the Company is the US dollar. We use our local currency, Renminbi (RMB), as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 26, 2007 with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

As of December 26, 2007, an aggregate of 18,313,617 shares of our Common Stock were outstanding.

In determining the percent of Common Stock owned by a person on December 26, 2007, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total shares of Common Stock outstanding on December 26, 2007, plus the number of shares of Common Stock beneficially owned by such person which were not outstanding, but which could be acquired by the person within 60 days after December 26, 2007 upon exercise of warrants.

Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers
Tao Li	0 (4)	0%
Yu Hao	0	0%
Lian Fu Liu	0	0%
Greater Than 5% Shareholders
Yinshing David To	10,241,893(3)	55.9%
All officers and directors as a group (3 persons)	0	0%

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o the Company, at 3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065.

(3)
Among the 10,241, 893 shares of the Common Stock: (i) 6,535,676 shares of Common Stock are Earn In Shares pursuant to an agreement between Mr. Li and Mr. To as more fully described under Item 1.01 - “Entry into a Material Definitive Agreement - Earn-In of Shares by Tao Li”, in addition, pursuant to a Voting Trust Agreement by and between Mr. Li and Mr. To dated December 26, 2007, Mr. Li is to have the voting power on the Earn In Shares on all matters from the date of the Voting Trust Agreement; (ii) 3,156,808 shares of Common Stock are placed in an escrow account pursuant to the Make Good Escrow Agreement by and among the Company, Mr. To, the Investors and the escrow agent named therein. In the event that the Company does not achieve the 2009 Targets, the 3,156,808 shares of Common Stock will be conveyed to the Investors for no additional consideration. In the event that the Company meets the 2009 Targets, the 3,156,808 shares will be transferred to Mr. Li; and (iii) Mr. To is the beneficial owner 549,409 shares of Common Stock.

(4)	Pursuant to a Voting Trust Agreement, as described in note (3) above, Mr. Li has voting power over 6,535,676 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Directors and Executive Officers

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following executive officers and directors for the Company. Each of our current executive officers and each of our directors is a resident of the PRC. As a result, it may be difficult for investors to affect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age
Tao Li	Chairman, Chief Executive and President Officer	42

Hao Yu	Director and Chief Financial Officer	41

Lian Fu Liu	Director	69

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

The following sets forth biographical information regarding the above Officers and Directors. In addition, it is anticipated that an additional two independent directors will be appointed within 120 days of the closing of the Private Placement pursuant to the requirements of the Securities Purchase Agreement.

Tao Li, Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Li has served as the President and CEO of TechTeam since 2000. Mr. Li established Xi’an TechTeam Industry (Group) Co., Ltd. in 1996 and established TechTeam in 2000. He graduated from Northwest Polytechnic University and obtained his Master’s degree in heat and metal treatment. Mr. Li is the current Vice Chairman of the China Green Food Association. Previously, he has held positions at the World Bank Loan Office of China Education Commission, National Key Laboratory for Low Temperature Technology, and Northwest Polytechnic University. Mr. Li is active in Shaanxi Province business and trade organizations including as a member of the CPPCC Shaanxi Committee, the Shaanxi Provincial Decision-Making Consultation Committee, Vice Chairman of the Shaanxi Provincial Federation of Industry and Commerce, Vice President of the Shaanxi Overseas Friendship Association, Vice Chairman of the Shaanxi Provincial Credit Association, Vice Chairman of the Shaanxi Provincial Youth Entrepreneurs Association, Vice Chairman of the Xi’an Municipal Federation of Industry and Commerce and Vice Chairman of the Xi’an Municipal Youth Entrepreneurs Association.

Yu Hao, Director and Chief Financial Officer. Mr. Hao has served as its Director of Finance at TechTeam since 2002. Prior to that, he was a financial manager for Shaanxi Fengxiang Automobile Repair Plant, and Shaanxi Baoji Xinsanwei Import & Export Trading Co., Ltd. Mr. Hao holds a degree in Accounting from Northwest Institute of Light Industry.

Lian Fu Liu, Director. Mr. Liu has served as the Chairman of the China Green Food Association since 1998. From 1992 to 1998, Mr. Liu was a Director and Senior Engineer for the China Green Food Development Center. Prior to that, Mr. Liu was a Vice Director of the PRC Ministry of Agriculture. Mr. Li graduated from Beijing Forestry University and studied soil conservation.

Directors and Executive Officers of TechTeam

TechTeam’s current executive officers and Directors are as follows:

Directors and Executive Officers	Position/Title	Age
Tao Li	Director and Chief Executive Officer and President	42
Xianglan Li	General Engineer	68
Yumin Liu	Technical Director	69
Yu Hao	Financial Manager	41
Feng Wang	Sales Director	31
XiuPing Ren	Director	32
HaiHong Xu	Director	34
WanJiao Wang	Director	27
Xue Tao Chen	Director	37

Xianglan Li, General Engineer. Professor Li has served as general engineer at TechTeam since 2000. Professor Li graduated from Northwest A&F University and is an expert in Chinese soil organic content.

Yumin Liu, Technical Director. Professor Liu has served as Technical Director at TechTeam since 2000. Professor Liu graduated from Northwest A&F University and is a well-known expert in Agriculture, Geography and Soil & Water Conservation.

Wang Feng, Sales Director. Mr. Wang is the Director of Sales at TechTeam and has been with us since August 2002. Mr. Wang previously was our sales manager in the Guangdong and Gansu areas.

XiuPing Ren, Director. Mr. Ren is the Deputy Director of the Group Office of TechTeam and has been with us since 2004. From 1999 to 2004 Mr. Ren held positions as Director of Human Resources and Director of Market Planning of Xi’an Minsheng Group.

HaiHong Xu, Director. Mr. Xu has served as the Director of the Administrative Group of TechTeam since 2007. He previously held positions with Xi'an Techteam Engineering & Industry (Group)Co., Ltd., Shaanxi Tongli Information Technology Co., Ltd and Xi'an Minsheng Group.

WanJiao Wang, Director. Mr. Wang has served as the Director of the Administrative Group of TechTeam since 2006. He previously held the position of Deputy Director of the Administration Office at Yangling Jinong Humic Acid Product Co., Ltd.

XueTao Chen, Director. Mr. Chen has served as the General Manger of Shaanxi Tongli Computer System Co., Ltd since 2002. He previously held a position as Vice General Manger at Xi'an Yuansheng Investment Co., Ltd.

 There are no family relationships among our directors or executive officers. To our knowledge, none of our directors and executive officers (including the directors and executive officers of our subsidiaries) has been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

The Company’s executive officer holds the same position with Green Agriculture and TechTeam. The Company’s executive officers currently does not receive any compensation for serving as executive officer of the Company or Green Agriculture, but is compensated by and through TechTeam. The following table sets forth information concerning cash and non-cash compensation paid by TechTeam to its Chief Executive Officer, CFO and COO for each of the fiscal two years ended June 30, 2007 and June 30, 2006. No executive officer of the Company, Green Agriculture or TechTeam received compensation in excess of $100,000 for any of those two years.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards	Non-Equity Incentive Plan Compensation (S)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tao Li	06/30/2006	$4863.24	—	—	—	—	$2763.94	$7627.18
CEO and President	06/30/2007	$4863.24	—	—	—	—	$2963.94	$7627.18

Yu Hao	06/30/2006	$8105.40	—	—	—	—	$939.38	$9044.78
CFO	06/30/2007	$8105.40	—	—	—	—	$939.38	$9044.78

Min Li	06/30/2006	$8105.40	—	—	—	—	$1391.42	$9496.82
COO	06/30/2007	$8105.40	—	—	—	—	$1391.42	$9496.82

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal years ended June 30, 2006 and June 30, 2007, the former shareholders of TechTeam advanced a total of $666,618 to TechTeam as unsecured, non-interest bearing loans which are due on demand.

As the date of this report, Techteam owes $135,947 to its officers and shareholders. Such advance from the officers and shareholders to Techteam was unsecured, non-interest bearing and due on demand. Techteam plans to pay the amount off by December 31, 2007.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us, Green Agriculture or TechTeam, nor are we involved as a plaintiff in any material proceeding or pending litigation.

MARKET FOR OUR COMMON STOCK

We have two classes of equity securities: (i) Common Stock, par value $.001 per share (“Common Stock”), 18,313,617 shares of which are outstanding as of the date of this Current Report, held by approximately 720 shareholders of record, and (ii) Preferred Stock, par value $.001 per share, of which no shares are outstanding. Our Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC-BB") under the symbol "DCOV.OB".

Our Common Stock was added to the OTC-BB on August 28, 2007. Since that time there has been only sporadic trading in shares of our Common Stock.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our Common Stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow our business.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities,” of this Current Report.

DESCRIPTION OF SECURITIES

Authorized Capital Stock. Our authorized capital stock consists of: (i) 115,197,165 shares of common stock, par value $0.001 per share (the “Common Stock”), of which there are 18,313,617 shares issued and outstanding as of the date of this Current Report; and (ii) 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”), of which no shares are issued and outstanding.

The following is a summary of the material terms of our capital stock. This summary is subject to and is qualified in its entirety by the Company’s Articles of Incorporation, By-laws and the applicable provisions of Nevada law.

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. According to our charter documents, holders of our Common Stock do not have preemptive rights, and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our stockholders. Shares of Common Stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

The Preferred Stock may be issued from time to in one or more series, each series having such voting, dividend and other rights and preferences as the Company’s board of directors establish in the resolutions providing for their issuance. All shares of Preferred Stock in any one series shall be identical with each other in all respects.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, Inc., located in Denver, Colorado. Their mailing address is 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209. Their phone number is 303-282-4800 and fax number is 303-282-5800.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our By-laws, the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada. The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Common Stock in Acquisition of Green Agriculture

Under the Share Exchange Agreement, on December 26, 2007, we issued 10,770,668 shares of our Common Stock in exchange for all of the outstanding shares of the common stock of Green Agriculture. At the completion of that share exchange, Green Agriculture became the Company’s wholly owned subsidiary. The Share Exchange was accomplished in reliance upon Section 4(2) of the Securities Act.

Issuance of Common Stock in Private Placement

On December 26, 2007, in a private placement (“the Private Placement”) through Hickey Freihofner Capital, a division of Brill Securities, Inc., a member of FINRA, MSRB, SIPC and an SEC registered broker-dealer (“Hickey”), we sold 6,313,617 shares of our Common Stock for $20,519,255 under a Securities Purchase Agreement by and among the Company and the investors named therein dated as of December 24, 2007 (the “Securities Purchase Agreement”).

In the Private Placement we sold the Common Stock in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.

Under the Securities Purchase Agreement, we are required to register for resale each share of Common Stock sold therein.

In connection with the Private Placement, Hickey, as placement agent, received a cash fee of 6% of the monies raised comprised of a 5% placement agent fee and 1% for non-accountable expenses and foreign finders received 2%. Hickey entered into a Selected Dealer Agreement with another FINRA members with which it shared some of its placement agent fees.

Issuance of Common Stock to Former Majority Shareholder

Please see Item 2.01 - “Completion of Acquisition or Disposition of Assets,” - “Certain Relationships and Related Transactions,” - “Issuance of Common Stock to Former Majority Shareholder and Sole Director and Executive Officer” of this Current Report.

Item 3.03 Material Modification of Rights of Security holders.

Please see Item 5.03 - “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” of this Current Report.

Item 5.01 Changes in Control of Registrant

On December 26, 2007, the Company consummated a share exchange agreement (the “Share Exchange Agreement”) with the Green Agriculture Shareholders. Under the Share Exchange Agreement, we issued an aggregate of 10,770,668 shares (the “Control Shares”) of our Common Stock to the Green Agriculture Shareholders in exchange for 100% of the issued and outstanding shares of capital stock of Green Agriculture, all of which was held by Mr. To, Paul Hickey and Greg Freihofner.

The shares of Common Stock issued to the Green Agriculture Shareholders represent approximately 55.92% of our total outstanding Common Stock immediately after the consummation of the Share Exchange and the Private Placement.

As a result of the consummation of the Share Exchange Agreement, Mr. To, the holder of 10,241,893 shares of our Common Stock acquired control of the Company and Green Agriculture became our wholly owned subsidiary. Among the 10,241, 893 shares of the Common Stock: (i) 6,535,676 shares of Common Stock are Earn In Shares pursuant to an agreement between Mr. Li and Mr. To as more fully described under Item 1.01 - “Entry into a Material Definitive Agreement - Earn-In of Shares by Tao Li”, in addition, pursuant to a Voting Trust Agreement by and between Mr. Li and Mr. To, Mr. Li dated December 26, 2007, Mr. Li is to have the voting power on the Earn In Shares on all matters from the date of the Voting Trust Agreement and (ii) 3,156,808 shares of Common Stock have been placed in an escrow account pursuant to the Make Good Escrow Agreement by and among the Company, Mr. To, the Investors and the escrow agent named therein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the consummation of the Share Exchange (see Item 1.01 - “Entry into a Material Definitive Agreement, - The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholders of Green Agriculture” of this Current Report), and the closing of the Private Placement: (i) Michael Friess, Sanford Schwartz and John Venette, tendered their resignations as the Company’s officers and directors and elected Tao Li (who is TechTeam’s founder and its Chief Executive Officer) as a director of the Company, such election to be effective immediately; and (iii) Tao Li appointed the following individuals to the following positions:

Name	Position
Hao Yu	Director
Lian Fu Liu	Director

The business background descriptions of the newly appointed directors are as follows:

Yu Hao, Director. Mr. Hao has served as its Director of Finance at TechTeam since 2002. Prior to that, he was a financial manager for Shaanxi Fengxiang Automobile Repair Plant, and Shaanxi Baoji Xinsanwei Import & Export Trading Co., Ltd. Mr. Hao holds a degree in Accounting from Northwest Institute of Light Industry.

Lian Fu Liu, Director. Mr. Liu has served as the Chairman of the China Green Food Association since 1998. From 1992 to 1998, Mr. Liu was a Director and Senior Engineer for the China Green Food Development Center. Prior to that, Mr. Liu was a Vice Director of the PRC Ministry of Agriculture. Mr. Liu graduated from Beijing Forestry University and studied soil conservation.

There are no relationships between the officers or directors of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2007, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada whereby it effected a 6.771 for 1 reverse stock of its Common Stock, rounding up of any fractional shares to the nearest whole share. The reverse split was affected by resolution of the Board of Directors as permitted under the Nevada Revised Statutes which reduced the authorized shares of Common Stock from 780,000,000 shares to 115,197,165 and the issued and outstanding shares of Common Stock from 2,082,910 shares to 307,627 shares prior to the Share Exchange and the Private Placement. The Certificate of Change as filed with the Secretary of State of the State of Nevada dated December 18, 2007, which is in the exhibit 4.2 inadvertently used a wrong reverse split ratio of 6.76 for 1 and the Company is filing a Certificate of Correction to correct this mistake.

Item. 5.06 Change in Shell Company Status.

As a result of its acquisition of all of the outstanding capital stock of Green Agriculture, as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENST

The financial statements of TechTeam and of the Company are appended to this Current Report beginning on page F-1.

(d)	The following exhibits are filed with this Current Report:

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

4.1	Specimen Common Stock Certificate (2)

4.2	Certificate of Change filed with the Secretary of State of the State of Nevada on December 18, 2007.

10.1	Agreement and Plan of Merger between Discovery Technologies, Inc. and Discovery Technologies, Inc., dated August 27, 2007. (3)

10.2
Securities Purchase Agreement by and among the Company, Green Agriculture Holding Corporation, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., and the investors named therein, dated December 24, 2007.

10.3	Share Exchange Agreement by and among Green Agriculture Holding Corporation, the Company and the shareholders of Green named therein, dated December 24, 2007.

10.4	Registration Rights Agreement by and among the Company and the investors named therein, dated December 24, 2007.

10.5	Lock-Up Agreement between Mr. Yinshing David To, Mr. Tao Li and the Company, dated December 24, 2007.

10.6	Closing Escrow Agreement by and among Green Agriculture Holding Corporation, the investors named therein, and Tri-State Title & Escrow, LLC, as escrow agent, dated December 24, 2007.

10.7	Make Good Escrow Agreement by and among the Company, the investors named therein, Yinshing David To and Tri-State Title & Escrow, LLC, as escrow agent, dated December 24, 2007.

10.8	Holdback Escrow Agreement by and among the Company, the investors named therein, and Tri-State Title & Escrow, LLC, as escrow agent, dated December 24, 2007.

10.9	Call Option Agreement between Tao Li and Yinshing David To, dated December 24, 2007.

21	Description of Subsidiaries of the Company.

(1) Incorporated by reference from our Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2007, filed with the Commission on November 9, 2007.

(2) Incorporated by reference from our Form 10-SB12G filed with the Commission on May 24, 2007.

(3) Incorporate by reference from our Annual Report on Form 10-KSB, for the year ended June 30, 2007, filed with the Commission on October 1, 2007.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2008

DISCOVERY TECHNOLOGIES, INC. (Registrant)

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD
AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND
SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

Phone (310) 694-3590
Fax (310) 410-0371
www.kabanico.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD
AND SUBSIDIARY
Xian, China

We have audited the accompanying combined balance sheet of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd and Subsidiary, as of June 30, 2007 and the related consolidated statements of income, members' equity and cash flows for the years ended June 30, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd and Subsidiary, as of June 30, 2007, and the results of their operations and their cash flows for the years ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

Kabani & Company, Inc.
Certified Public Accountants
Los Angeles, California
September 17, 2007

F-2

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007

ASSETS

Current Assets
Cash and cash equivalents	$81,716
Accounts receivable, net	1,885,351
Other assets	187,164
Advances to suppliers	208,026
Inventories	1,773,802

Total Current Assets	4,136,059

Plant, Property and Equipment, net	11,800,638

Intangible Assets	1,163,078
Total Assets	$17,099,775

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$221,592
Other payables and accrued expenses	844,835
Amount due to related parties	666,618
Taxes payable	2,276,720
Unearned revenue	81,341
Short term loans	4,243,316
Total Current Liabilities	8,334,420

Stockholders' Equity
Share capital	2,653,287
Statutory reserve	880,252
Retained earning	4,988,097
Accumulated other comprehensive income	243,718
Total Stockholders' Equity	8,765,355

Total Liabilities and Stockholders' Equity	$17,099,775

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	June 30,
	2007	2006

Net sales
Jinong	$13,330,626	$7,888,763
Jintai	1,853,717	-
Total Net Sales	15,184,343	7,888,763
Cost of goods sold
Jinong	5,413,524	(3,515,022)
Jintai	1,143,000	-
Total Cost of goods sold	(6,556,524)	(3,515,022)
Gross profit	8,627,820	4,373,741
Operating expenses
Selling expenses	(616,479)	(653,628)
Operating and administrative expenses	(395,207)	(810,837)
Total operating expenses	(1,011,686)	(1,464,466)
Income from operations	7,616,133	2,909,275
Other income (expense)
Miscellenous (expense) income	(41,125)	42,040
Interest expense	(361,254)	(229,115)
Total other income (expense)	(402,379)	(187,075)
Income before income taxes	7,213,754	2,722,200
Provision for income taxes	(295,012)	-
Net income	6,918,742	2,722,200
Other comprehensive income (loss)
Foreign currency translation gain (loss)	261,432	(17,669)
Comprehensive income	$7,180,173	$2,704,531

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

				Accumulated Other	Total
	Share	Statutory	Retained	Comprehensive	Stockholders'
	Capital	Reserve	Earning	Income	Equity

BALANCE, JULY 1, 2005	$2,539,673	$-	$(3,772,593)	$(44.00)	$(1,232,965)

Net income for the year ended June 30, 2006	-	-	2,722,200	-	2,722,200

Contribution by related parties	46,013	-	-	-	46,013

Accumulative other comprehensive loss	-	-	-	(17,669)	-17,669

BALANCE, JUNE 30, 2006	2,585,686	-	(1,050,393)	(17,713)	1,517,579

Net income for the year ended June 30, 2007	-	-	6,918,742	-	6,918,742

Contribution by related parties	67,602	-	-	-	67,602

Transfer to statutory reserve	-	880,252	(880,252)	-	-

Accumulative other comprehensive income	-	-	-	261,432	261,432

BALANCE, JUNE 30, 2007	$2,653,287	$880,252	$4,988,097	$243,718	$8,765,355

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006
Cash flows from operating activities
Net income	$6,918,742	$2,722,200
Adjustments to reconcile net income to net cash
provided by operating activities
Share capital contribution - rental and interest paid by shareholders	65,894	45,580
Depreciation	372,862	149,092
Amortization	93,813	90,854
Decrease / (Increase) in current assets:
Accounts receivable	69,879	(1,096,160)
Accounts receivable-related party	1,571	(30,150)
Other receivables	93,115	(181,819)
Inventories	(578,072)	(134,625)
Advances to suppliers	(35,068)	(106,648)
Other assets	(8,038)	(1,535)
(Decrease) / Increase in current liabilities:
Accounts payable	(169,063)	174,522
Unearned revenue	(42,983)	118,349
Tax payables	1,602,499	471,540
Accrued expenses	49,575	163,157
Other payables	348,802	(35,279)
Net cash provided by operating activities	8,783,528	2,349,077

Cash flows from investing activities
Acquisition of plant, property, and equipment	(9,739,708)	(21,345)
Additions to construction in progress	(29,201)	(11,630)
Net cash used in investing activities	(9,768,909)	(32,975)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	(191,922)	2,329,549
Proceeds from (payments to) related parties	1,210,223	(4,624,456)
Net cash provided by (used in) financing activities	1,018,301	(2,294,907)

Effect of exchange rate change on cash and cash equivalents	3,173	1,027
Net increase in cash and cash equivalents	36,092	22,222
Cash and cash equivalents, beginning balance	45,623	23,402
Cash and cash equivalents, ending balance	$81,716	$45,623

Supplement disclosure of cash flow information
Interest expense paid	$322,734	$155,161
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Yangling Techteam Jinong Humic Acid Product Co., Ltd. was founded in the People’s Republic of China on June 19, 2000. On Febuary 28, 2006, Yangling Techteam Jinong Humic Acid Product Co., Ltd changed name to be Shaanxi Techteam Jinong Humic Acid Product Co., Ltd. (“Techteam Jinong”, “the Company”).

On January 19, 2007, Techteam Jinong incorporated X’an Jintai Agriculture Technology Development Company (hereinafter as “Xi’an Jintai”), as the Experimental Base and green fertilizer Research Institute of Techteam Jinong.

The Company and its subsidiary are engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer. Xian Jonong’s main business is to produce and sell fertilizers, and Xi’an Jintai’s main business is to sell the product which are the by- product (fruit and vegetables) from the experiments of developing the fertilizers.

2.	BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary-- Xi’an Jintai. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2007, cash and cash equivalents amounted to $81,716.

F-7

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2007, the Company had accounts receivable of $1,885,351, net of allowance of $218,796. The accounts receivable as of June 30, 2007 includes receivable from a related party amounting $43,363.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. As of June, 2006, the advances to suppliers amounted to $208,026. Advances to suppliers are current, non interest bearing and unsecured.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated
Useful Life
Building and improvements	10-40 years
Machinery and equipments	5-15 years
Vehicle	12 years

Financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

F-8

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.
The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets for the years ended June 30, 2007 and 2006.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. As of June 30, 2007, unearned revenue amounted to $81,341.Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended June 30, 2007, and 2006 were $333,913 and $398,228, respectively.

F-9

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $243,718 as of June 30, 2007. Translation gain (loss) for the year ended June 30, 2007 and 2006 amounted to $261,432 and $(17,669), respectively.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

F-10

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended June 30, 2006, the company was organized in one segment. During the year ended June 30, 2007, the Company was organized into two main business segments: fertilizer production (Jinong) and sale of fruits and vegetables (Jintai). The following table presents a summary of operating information and certain year-end balance sheet information for the years ended June 30, 2007

Revenues from unaffiliated customers:
Jinong	$13,330,626
Jintai	1,853,716
Consolidated	$15,184,343

COGS from unaffiliated customers:
Jinong	$5,413,523.31
Jintai	1,143,000.19
Consolidated	$6,556,523.50

Operating income (loss):
Jinong	$6,933,283
Jintai	682,849
Consolidated	$7,616,133

Identifiable assets:
Jinong	$15,627,864
Jintai	1,471,910
Consolidated	$17,099,774

Depreciation and amortization:
Jinong	$466,674
Jintai	-
Consolidated	$466,674

Capital expenditures:
Jinong	$9,768,909
Jintai	-
Consolidated	$9,768,909

F-11

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1. A brief description of the provisions of this Statement

F-12

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. The date that adoption is required

3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.
The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

3.	OTHER ASSETS

As of June 30, 2007, other assets comprised of following:

Other receivable	$157,132
Promotion samples	30,032
Total	$187,164

Other receivables represent advances made to non-related companies and employees. The amounts were unsecured, interest free, and due on demand.

F-13

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INVENTORIES

Inventories consist of the following as of June, 2007:

Supplies, packing and raw materials	$153,498
Finished goods	1,620,303
Totals	$1,773,802

The supplies, packing and raw materials of the company consists of supplies, packing and chemicals for Jinong in the amount of $148,467 and supplies, packing and seeds for Jintai in the amount of $5,031 as of June 30, 2007. The finished goods of the company consist of finished goods for Jinong in the amount of $223,785 and finished goods for Jintai, which are flowers and vegetables, in the amount of $1,396,518.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of June 30, 2007:

Building and improvements	$7,223,219
Vehicle	21,387
Machinery and equipments	5,165,338
Construction in progress	42,707
Total property, plant and equipment	12,452,651
Less: accumulated depreciation	(652,013)
Net property plant and equipment	$11,800,638

Depreciation expenses for the years ended June 30, 2007 and 2006 were $372,862 and $149,092, respectively.

6.	INTAGIBLE ASSETS

The intangible assets comprised of following at June 30, 2007:

Land use right, net	$844,623
Technology know-how, net	318,455
Total	$1,163,078,

LAND USE RIGHT

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years.

F-14

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The shareholder contributed the land use rights on August 16th, 2001. The land use right was recorded at cost of $881,497. The land use right is for fifty years. The land use right consist of the followings as of June 30, 2007:

Land use right	$881,497
Less: accumulated amortization	(36,874)
$844,623

TECHNOLOGY KNOW-HOW

The shareholder contributed the technology know-how on August 16, 2001. The technology know-how is recorded at cost of $710,883. This technology is the special formula to produce humid acid. The technology know-how is valid for 10 years. The technology know-how consists of the following as of June 30, 2007:

Technology Know-how	$710,883
Less: accumulated amortization	(392, 428)
$318,455

Total amortization expenses of intangible assets for the years ended June 30, 2007 and 2006 amounted to $93,813 and $90,854 respectively. Amortization expenses of intangible assets for next five years after June 30, 2007 are as follows:

June 30, 2008	$93,813
June 30, 2009	93,813
June 30, 2010	93,813
June 30, 2011	93,813
June 30, 2012	93,813
Total	$469,065

7.	RELATED PARTY TRANSACTIONS

AMOUNTS DUE TO RELATED PARTIES

The amounts due to related parties were the advances from the Company’s shareholders and subsidiaries owned by the same major shareholders, and were unsecured, non-interest bearing and due on demand. As of June 30, 2007, amount due to related parties amounted to $666,618.

COMMITMENTS AND LEASES

The Company’s shareholder provided free building space for the Company. The Company has recorded the rent expenses at the rent based on Xian house rental market of $20,455 and $17,843 for the years ended June 30, 2007 and 2006, as contributed capital.

F-15

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables comprised of following at June 30, 2007:

Payroll payable	$30,081
Welfare payable	173,376
Interest and other accrued expenses	61,315
Other levy payable	36,853
Employee advance	53,573
Advances to other unrelated companies- Due on demand, interest free and unsecured	489,637
Total	$844,835

All other payables are due in demand, and interest free.

9.	LOAN PAYABLES

As of June 30, 2007, the loan payables are as followed:

Short term loans payable:
Xian City Commercial Branch	$1,970,580
Xian Agriculture Credit Union	499,214
Agriculture Bank	1,773,522
Total	$4,243,316

At June 30, 2007, the Company had a loan payable of $1,970,580 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

At June 30, 2007, the Company had a loan payable of $499,214 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $45,439 and $27,737 as of June 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

At June 30, 2007, the Company had a loan payable of $1,773,522 to Agriculture Bank in China, with an annual interest rate of 7.488%, and due on March 27th, 2008. The loan is guaranteed by the former shareholder.

The interest expenses are $361,254 and $229,115 for the years ended June 30, 2007 and 2006.

F-16

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	TAX PAYABLES

Tax payables consist of the following as of June 30, 2007:

VAT payable	$1,824,259
Income tax payable	302,907
Other levies	149,554
Total	$2,276,720

11.	INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2007 and 2006, there was no significant book to tax differences.

Local PRC income tax

The Company is governed by the Income Tax Law of the PRC concerning Chinese registered limited liability companies. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable. The provision for income taxes for years ended June 30, 2007 and 2006 are $295,012 and $0 respectively. The Company utilized its net operating loss from prior years, in the year ended June 30, 2006.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate at June 30, 2007 and 2006

	2007	2006
Tax at statutory rate	34%	34%
Foreign tax rate difference	-19%	-19%
Net operating loss in other tax jurisdiction for where no benefit is realized	-2%	-15%

	13%	0%

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position.

F-17

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	OTHER INCOME (EXPENSES)

Other income (expenses) mainly consists of inventory count loss and interest expenses and are as follows for the year ended June 30, 2007 and 2006.

	June 30,
	2007	2006
Other (expense) income	$(41,125)	$42,040
Interest expense	(361,254)	(229,115)
Total other income (expense)	$(402,379)	$(187,075)

13.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.
The company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

14.	STATUTORY RESERVES

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

F-18

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

In accordance with the Chinese Company Law, the company has allocated 10% of its net income to surplus. The amount included in the statutory reserves as of June 30, 2007 and 2006 amounted to $586,834 and $0, respectively.

The Company established a reserve for the annual contribution of 5% of net income to the common welfare fund. The amount included in the statutory reserves as of June 30, 2007 and 2006 amounted to $293,418 and $0, respectively.

15.	SUBSEQUENT EVENTS

Green Agriculture Holding Corporation (Green Holding) acquired 100% outstanding shares of the Company on August 3, 2007.Green Holding was incorporated on January 27, 2007 under the laws of the State of New Jersey with two shareholders owning 89% and 11% of stock equity of the Company. Green Holding, through its Chinese subsidiaries Techteam Jinong and Xi’an Jintai is engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer.

F-19

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Green Agriculture Holding Corporation

We have audited the accompanying balance sheet of Green Agriculture Holding Corporation (a New Jersey Corporation), a development stage entity, as of June 30, 2007 and the related statement of operations, stockholders' deficit, and cash flows for the period from January 27, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Agriculture Holding Corporation as of June 30, 2007, and the results of its operations and its cash flows for the period from January 27, 2007 (inception), to June 30, 2007, in conformity with accounting principles generally accepted in the United States of America..

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s has not earned any revenue since its inception. This factor as discussed in Note 3 to the financial statements raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
October 3, 2007

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
BALANCE SHEET
June 30, 2007

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:	$-

STOCKHOLDERS' DEFICIT
Common stock, no par value; Authorized
shares 100,000; Issued and outstanding shares 100	10
Deficit accumulated during the development stage	(10)
Total stockholders' deficit	-

Total liabilities and stockholders' deficit	$-

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

Net revenue	$-

Operating expenses	10

Operating loss	(10)

Provision for income tax	-

Net loss	$(10)

Basic and diluted net loss per share	$(0.10)

Basic and diluted weighted average shares outstanding	100

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

			Deficit
	Common stock		accumulated	Total
	Number of		during develop-	stockholders'
	shares	Amount	ment stage	deficit

Balance at January 27, 2007 (inception)	-	$-	$-	$-

Issuance of common stock	100	10	-	10

Net loss for the period January 27, 2007 (inception)
through June 30, 2007	-	-	(10)	(10)

Balance at June 30, 2007	100	$10	$(10)	$0

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10)

Net cash used in operating activities	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stocks for cash	10

Net cash provided by financing activities	10

NET INCREASE IN CASH & CASH EQUIVALENTS	-

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$-

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Green Agriculture Holding Corporation. (“the Company”) is a development stage enterprise incorporated in the State of New Jersey on January 27, 2007. The Company has had no significant operations since its inception. The Company is authorized to do any legal business activity as controlled by New Jersey law.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company’s fiscal year ends on June 30, 2007.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company‘s planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

3.	GOING CONCERN

As of June 30, 2007, the Company has no operating history under its current structure, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s has not earned any revenue from operations since its inception. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. On August 3, 2007, the Company acquired 100% outstanding shares of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd from its shareholders. Shaanxi Techteam Jinong Humic Acid Product Co., Ltd is a fertilizer producer company which is located at Xian, Shaanxi Province of the People’s Republic of China

4.	SHAREHOLDERS’ EQUITY

The Company has authorized 10,000 shares of common stock, no par value. On the formation of the Company, the Company issued 100 shares representing the initial capitalization of the Company to founders for $10.

5.	INCOME TAXES

As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At June 30, 2007, the Company did not have any significant net operating loss carry forwards, deferred tax liabilities or deferred tax assets.

6.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company has paid $0 for income tax and none for interest, since its inception through June 30, 2007.

7.	SUBSEQUENT EVENTS

On August 3, 2007, the Company acquired 100% outstanding shares of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd from its shareholders.

Shaanxi Techteam Jinong Humic Acid Product Co., Ltd (Techteam Jinong) was incorporated on June 19, 2000. Techteam Jinong is primarily engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer in the People’s Republic of China.

The exchange of shares with Techteam Jinong will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Techteam Jinong obtained the control of the Combined Company. Accordingly, the merger of the two companies will be recorded as a recapitalization of Techteam Jinong, with the Techteam Jinong being treated as the continuing entity.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

The condensed financial statements of Techteam Jinong, as on June 30, 2007, are as follows:

Balance Sheet:

Total current assets	$4,136,059
Property & equipment	11,800,638
Deposits	1,163,078

Total assets	$17, 099,775

Current liabilities	$8,334,420
Stockholders’ equity	8,765,355

Total liabilities and stockholders’ equity	$17,099,775

Income Statement:

Net Revenue	$15,184,343
Cost of revenue	6,556,524
Gross profit	8,627,820

Total Operating expenses	1,011,686
Income from operations	7,616,133

Miscellaneous expense	41,125
Interest expenses	361,254
Provision for income	295,012

Net income	$6,918,742

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

ASSETS

Current Assets
Cash and cash equivalents	$107,400
Accounts receivable, net	6,046,270
Other assets	122,721
Advances to suppliers	533,084
Inventories	1,954,191
Total Current Assets	8,763,666

Plant, Property and Equipment, net	11,734,230

Construction In Progress	43,387

Intangible Assets, net	1,157,113

Total Assets	$21,698,396

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$514,785
Unearned revenue	177,485
Other payables and accrued expenses	496,469
Amount due to related parties	135,947
Taxes payable	3,076,957
Short term loans	4,310,805
Total Current Liabilities	8,712,448

Commitment	-
Stockholders' Equity
Share capital	2,667,648
Statutory reserve	1,485,018
Retained earning	8,415,102
Accumulated other comprehensive income	418,179
Total Stockholders' Equity	12,985,948

Total Liabilities and Stockholders' Equity	$21,698,396

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006

Net sales	7,191,021	4,791,313
Cost of goods sold	2,773,762	1,781,291
Gross profit	4,417,259	3,010,022
Operating expenses
Selling expenses	151,705	209,681
Operating and administrative expenses	150,618	219,125
Total operating expenses	302,323	428,806
Income from operations	4,114,937	2,581,216
Other income (expense)
Other income	9,301	1,302
Interest income	125	-
Interest expense	(92,569)	(91,369)
Bank charges	(22)	(94)
Total other income (expense)	(83,165)	(90,162)
Income before income taxes	4,031,772	2,491,055
Provision for income taxes	-	199,880
Net income	4,031,772	2,291,175
Other comprehensive income
Foreign currency translation gain	174,461	35,266
Comprehensive income	$4,206,233	$2,326,441

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$4,031,772	$2,291,175
Adjustments to reconcile net income to net cash
provided by operating activities
Share capital contribution - rental and interest paid by shareholders	14,337	15,511
Depreciation	208,898	31,304
Amortization	24,253	19,271
Decrease / (Increase) in current assets
Accounts receivable	(4,095,432)	(831,613)
Other receivables	69,214	236,846
Inventories	(150,870)	358,768
Advances to suppliers	(318,984)	141,979
Other assets	(2,374)	29,819
(Decrease) / Increase in current liabilities
Accounts payable	287,180	(152,909)
Unearned revenue	94,036	(40,931)
Tax payables	757,460	491,391
Accrued expenses	(341,719)	39,307
Other payables	(16,974)	(40,234)
Net cash provided by operating activities	560,796	2,589,683

Cash flows from investing activities
Acquisation of plant, property, and equipment	-	(869)
Additions to construction in progress	-	(22,237)
Net cash used in investing activities	-	(23,105)

Cash flows from financing activities
Payments to related parties	(536,621)	(2,443,916)

Effect of exchange rate change on cash and cash equivalents	1,509	1,475
Net increase in cash and cash equivalents	25,684	124,136

Cash and cash equivalents, beginning balance	81,716	45,623
Cash and cash equivalents, ending balance	$107,400	$169,759

Supplement disclosure of cash flow information
Interest expense paid	$(92,674)	$(88,035)
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Green Agriculture Holding Corporation (“Green Holding”, “the Company”) acquired 100% outstanding shares of Techteam Jinong on August 3, 2007. Green Holding was incorporated on January 27, 2007 under the laws of the State of New Jersey with two shareholders owning 89% and 11% of stock equity of the Company. Green Holding, through its Chinese subsidiaries Techteam Jinong and Xi’an Jintai is engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer.

Yangling Techteam Jinong Humic Acid Product Co., Ltd. was founded in the People’s Republic of China on June 19, 2000. On Febuary 28, 2006, Yangling Techteam Jinong Humic Acid Product Co., Ltd changed name to be Shaanxi Techteam Jinong Humic Acid Product Co., Ltd. (“Techteam Jinong”).

On January 19, 2007, Techteam Jinong incorporated X’an Jintai Agriculture Technology Development Company(hereinafter as “Xi’an Jintai”), as the Experimental Base and green fertilizer Research Institute of Techteam Jinong.

The Company and its subsidiaries are engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer. Xian Jonong’s main business is to produce and sell fertilizers, and Xi’an Jintai’s main business is to sell the product which are the by- product (fruit and vegetables) from the experiments of developing the fertilizers.

NOTE 2 - BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended June 30, 2007. The results of the three month period ended September 30, 2007 are not necessarily indicative of the results to be expected for the full fiscal year ending June 30, 2008.

Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries — Techteam Jinong and Xi’an Jintai. All significant inter-company accounts and transactions have been eliminated in consolidation.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents

For statement of cash flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2007, cash and cash equivalents amounted to $ 107,400.

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2007, the Company had accounts receivable of $6,046,270, net of allowance of $ 222,276.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. As of September, 2007, the advances to suppliers amounted to $533,084.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 5 to 15 years for machinery; 3 to 5 years for leasehold improvement, 5 to 10 years for office equipment; and 3 to 5 years for motor vehicles.

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets for the three months ended September 30, 2007.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the three months ended September 30, 2007 and 2006, were $ 23,125 and $ 142,427, respectively.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction.

Foreign currency translation

The functional currency of the Company is RMB. The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi. In particular, Renminbi ("RMB"), the PRC's official currency, is the functional currency of the Company. Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.28: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Fair values of financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

During the three month ended September 30, 2006, the company was organized in one segment. During the three month ended September 30, 2007, the Company was organized into two main business segments: produce fertilizer (Jinong) and agricultural products (Jintai). The following table presents a summary of operating information and certain year-end balance sheet information for the three month ended September 30, 2007.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three months ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenues from unaffiliated customers:
Fertilizer	$5,588,757	$4,791,313
Agricultural products	1,602,264	-
Consolidated	$7,191,021	$4,791,313

Operating income :
Fertilizer	$3,131,416	$2,581,216
Agricultural products	983,521	-
Consolidated	$4,114,937	$2,581,216

Identifiable assets:
Fertilizer	$19,913,001	$11,470,487
Agricultural products	2,325,120	-
Reconciling item (1)	(406,264)	-
Reconciling item (2)	(133,461)	-
Consolidated	$21,698,396	$11,470,487

Net income
Fertilizer	$3,048,148	$2,491,055
Agricultural products	983,624	-
Consolidated	$4,031,772	$2,491,055

Interest expense:
Fertilizer	$92,569	$91,369
Agricultural products	-	-
Consolidated	$92,569	$91,369

(1) Reconciling amounts include adjustments to eliminate inter company transactions.

(2) Reconciling amounts include adjustments to eliminate inter company investment.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1. A brief description of the provisions of this Statement

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2. The date that adoption is required

3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORIES

Inventories consist of the following as of September 30, 2007 :

Supplies, packing and raw materials	$244,039
Finished goods	1,710,152
Totals	$1,954,191

NOTE 4 - OTHER ASSETS

As of September 30, 2007, other assets comprised of following:

Other receivable	$89,816
Promotion samples	32,905
Total	$122,721

Other receivables represent advances made to non-related companies and employees. The amounts were unsecured, interest free, and due on demand.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of September 30, 2007

Building and improvements	$7,338,102
Vehicle	21,728
Machinery and equipments	5,247,490
Totals	12,607,320
Less: accumulated depreciation	(873,090)
$11,734,230

Depreciation expenses for the three months ended September 30, 2006 and 2007 were $31,304 and $208,898, respectively.

NOTE 6 - INTAGIBLE ASSETS

The intangible assets comprised of following at September 30, 2007:

Land use right, net	$853,196
Technology know-how, net	303,917
Total	$1,157,113

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

LAND USE RIGHT

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years.

The shareholder contributed the land use rights on August 16th, 2001. The land use right was recorded at cost of $972,280. The land use right is for fifty years. The land use right consist of the followings as of September 30, 2007:

Land use right	$972,280
Less: accumulated amortization	(119,084)
$853,196

TECHNOLOGY KNOW-HOW

The shareholder contributed the technology know-how on August 16, 2001. The technology know-how is recorded at cost of $784,095. This technology is the special formula to produce humid acid. The technology know-how is valid for 10 years. The technology know-how consists of the following as of September 30, 2007:

Technology Know-how	$784,095
Less: accumulated amortization	(480,178)
$303,917

Total amortization expenses of intangible assets for the years ended September 30, 2007 and 2006 amounted to $24,253 and $19,271 respectively. Amortization expenses of intangible assets for next five years after September 30, 2007 are as follows:

September 30, 2008	$93,813
September 30, 2009	93,813
September 30, 2010	93,813
September 30, 2011	93,813
September 30, 2012	93,813
Total	$469,065

NOTE 7 - AMOUNT DUE TO RELATED PARTIES

The amount due to related parties were the advances from the Company’s officers and shareholders, and was unsecured, non-interest bearing and due on demand. As of September 30, 2007, amount due to related parties amounted to $135,947.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables of the following as of September 30, 2007:

Payroll payable	$32,527
Welfare payable	201,421
Interest and other accrued expenses	58,167
Other levy payable	55,962
Employee advance	69,361
Advances to other unrelated companies- Due on demand, interest free and unsecured	79,031
Total	$496,469

NOTE 9 - LOAN PAYABLES

As of September 30, 2007, the loan payables are as followed:

Short term loans payable:
Xian City Commercial Branch	$2,001,923
Xian Agriculture Credit Union	507,153
Agriculture Bank	1,801,729
Total	$4,310,805

At September 30, 2007, the Company had a loan payable of $2,001,923 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

At September 30, 2007, the Company had a loan payable of $507,153 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $12,393 and $10,991 as of September 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

At September 30, 2007, the Company had a loan payable of $1,801,729 to Agriculture Bank in China, with an annual interest rate of 7.488%, and due on September 26, 2007. The loan is guaranteed by the former shareholder.

The interest expenses are $92,569 and $91,369 for three months ended September 30, 2007 and 2006.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - TAX PAYABLES

Tax payables consist of the following as of September 30, 2007

VAT payable	$2,547,065
Income tax payable	308,657
Other levies	221,235
Total	$3,076,957

NOTE 11 - OTHER INCOME (EXPENSES)

Other income (expenses) mainly consist of interest expenses and subsidy income from government.

NOTE 12 - INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company is subject to PRC Enterprise Income Tax at a rate of 33% on the net income. For the year 2007, the company can enjoy tax-free benefit because it becomes a foreign invested company according to the PRC tax law. The income tax expenses for the three month ended September 30, 2007 and 2006 are $0 and $199,880 respectively.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate at September 30, 2007 and 2006:

	2007	2006
Tax at statutory rate	34%	34%
Foreign tax rate difference	-19%	-19%
Net operating loss in other tax jurisdiction for where no benefit is realized	-15%	-7%

	0%	8%

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position

Due to non-operation in U.S. and tax free status in China, the Company had no deferred tax for the three months ended September 30, 2007 and 2006.

NOTE 13 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.
The company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

MAJOR CUSTOMERS AND VENDORS

There are two vendors that are over 10% of the total purchase for the three months ended September 30, 2007 with each vendor individually accounting for about 14% and 10%. There are two vendors that are over 10% of the total purchase for the three months ended September 30, 2006 with each vendor individually accounting for about 13% and 12%.

There is no customer that is accounted over 10% of the total sales as of three months ended September 30, 2007 and 2006.

NOTE 14 - STATUTORY RESERVES

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

In accordance with the Chinese Company Law, the company has allocated 10% of its net income to surplus. The amount included in the statutory reserves as of September 30, 2007 amounted to $990,012.

The Company established a reserve for the annual contribution of 5% of net income to the common welfare fund. The amount included in the statutory reserves as of September 30, 2007 amounted to $495,006.

NOTE 15 - COMMITMENTS AND LEASES

The Company’s shareholder provided free office space for the Company for the three months ended 09-30-2006. The Company has recorded the free lease as rent expenses and contributed capital based on Xian house rental market. From July 2007, the company signed an office lease with the shareholder and started to pay the rent for $863 per month. The company recorded rent expenses of $4,519 for the three months ended September 30, 2006 as contributed capital and $2,589 as rent expenses for the three months ended September 30, 2007. Rent expenses for the 5 years after September 30, 2007 is as follows:

September 30, 2008	$10,356
September 30, 2009	10,356
September 30, 2010	10,356
September 30, 2011	10,356
September 30, 2012	10,356
Total	$51,780